                                                                     EXHIBIT 4.5

================================================================================





                           INTERFACE, INC., as Issuer
                                The Subsidiaries
                                  of The Issuer
                                Identified on the
                             Signature Pages Hereto,
                                  as Guarantors

                                       and

                      FIRST UNION NATIONAL BANK, as Trustee



                                    INDENTURE

                          Dated as of January 17, 2002



                          10.375% Senior Notes due 2010



                           Initial Issue: $175,000,000

================================================================================

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture

Trust Indenture                                                                           Indenture
Act Section                                                                                 Section
---------------                                                                           ---------
ss.310  (a)(1)..........................................................................     7.11
        (a)(2)..........................................................................     7.11
        (a)(3)..........................................................................     N.A.
        (a)(4)..........................................................................     N.A.
        (a)(5)..........................................................................     7.11
        (b).............................................................................     7.09; 7.11; 10.02
        (c).............................................................................     N.A.
ss.311  (a).............................................................................     7.12
        (b).............................................................................     7.12
        (c).............................................................................     N.A.
ss.312  (a).............................................................................     2.05
        (b).............................................................................     10.03
        (c).............................................................................     10.03
ss.313  (a).............................................................................     7.07
        (b).............................................................................     7.07
        (c).............................................................................     7.07; 10.02
        (d).............................................................................     7.07
ss.314  (a).............................................................................     7.07; 10.02
        (b).............................................................................     N.A.
        (c)(1)..........................................................................     2.02; 7.02(a);11.04
        (c)(2)..........................................................................     10.04
        (c)(3)..........................................................................     N.A.
        (d).............................................................................     N.A.
        (e).............................................................................     10.05
ss.315  (a).............................................................................     7.01(b)
        (b).............................................................................     7.05; 10.02
        (c).............................................................................     7.01(a)
        (d).............................................................................     6.05; 7.01(c)
        (e).............................................................................     6.11
ss.316  (a) (last
        sentence).......................................................................     2.09
        (a)(1)(A).......................................................................     6.05
        (a)(1)(B).......................................................................     6.04
        (a)(2)..........................................................................     N.A.
        (b).............................................................................     6.07
        (c).............................................................................     9.04
ss.317  (a)(1)..........................................................................     6.08
        (a)(2)..........................................................................     6.09
        (b).............................................................................     2.04
ss.318  (a).............................................................................     10.01
        (c).............................................................................     10.01

---------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture

                               TABLE OF CONTENTS (1)

                                                                                                                 Page
                                                                                                                 ----
ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................................1
         SECTION 1.01          Definitions........................................................................1
         SECTION 1.02          Incorporation by Reference of Trust Indenture Act.................................28
         SECTION 1.03          Rules of Construction.............................................................29

ARTICLE 2........................................................................................................29
         SECTION 2.01          Form and Dating...................................................................29
         SECTION 2.02          Execution and Authentication......................................................31
         SECTION 2.03          Registrar and Paying Agent........................................................32
         SECTION 2.04          Paying Agent to Hold Money in Trust...............................................33
         SECTION 2.05          Holder Lists......................................................................33
         SECTION 2.06          Transfer and Exchange.............................................................33
         SECTION 2.07          Replacement Securities............................................................35
         SECTION 2.08          Outstanding Securities............................................................35
         SECTION 2.09          Treasury Securities...............................................................36
         SECTION 2.10          Temporary Securities..............................................................36
         SECTION 2.11          Cancellation......................................................................36
         SECTION 2.12          Defaulted Interest................................................................37
         SECTION 2.13          Record Date.......................................................................37
         SECTION 2.14          CUSIP Numbers.....................................................................37
         SECTION 2.15          Legends...........................................................................37
         SECTION 2.16          Issuance of Physical Securities; Book-Entry Provisions for Global     Securities..40
         SECTION 2.17          Special Transfer Provisions.......................................................41
         SECTION 2.18          Computation of Interest...........................................................43
         SECTION 2.19          Additional Securities.............................................................43

ARTICLE 3........................................................................................................44
         SECTION 3.01          Notices to the Trustee............................................................44
         SECTION 3.02          Selection of Securities to Be Redeemed............................................45
         SECTION 3.03          Notice of Redemption..............................................................45
         SECTION 3.04          Effect of Notice of Redemption....................................................46
         SECTION 3.05          Deposit of Redemption Price.......................................................46
         SECTION 3.06          Securities Redeemed or Purchased in Part..........................................47
         SECTION 3.07          Optional Redemption...............................................................47
         SECTION 3.08          No Required Mandatory Redemption..................................................49

ARTICLE 4........................................................................................................49

---------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture

COVENANTS........................................................................................................49
         SECTION 4.01          Payment of Securities.............................................................49
         SECTION 4.02          Maintenance of Office or Agency...................................................49
         SECTION 4.03          Corporate Existence...............................................................50
         SECTION 4.04          Payment of Taxes and Other Claims.................................................50
         SECTION 4.05          Maintenance of Properties; Insurance; Books and Records; Compliance with Law......50
         SECTION 4.06          Compliance Certificate............................................................51
         SECTION 4.07          SEC Reports.......................................................................52
         SECTION 4.08          Limitation on Indebtedness and Issuance of Redeemable Capital Stock...............52
         SECTION 4.09          Limitation on Restricted Payments.................................................52
         SECTION 4.10          Limitation on Liens...............................................................56
         SECTION 4.11          Change of Control.................................................................56
         SECTION 4.12          Disposition of Proceeds of Asset Sales............................................58
         SECTION 4.13          Limitation on Transactions with Interested Persons................................61
         SECTION 4.14          Limitation on Dividends and Other Payment Restrictions Affecting     Subsidiaries.62
         SECTION 4.15          Sale and Leaseback Transactions...................................................63
         SECTION 4.16          Limitation on Guarantees by Subsidiaries..........................................63
         SECTION 4.17          Waiver of Stay, Extension or Usury Laws...........................................63
         SECTION 4.18          Limitation on Applicability of Certain Covenants..................................64
         SECTION 4.19          Rule 144A Information Requirement.................................................64
         SECTION 4.20          Designation of Unrestricted Subsidiaries and Subsidiaries.........................64

ARTICLE 5........................................................................................................65
         SECTION 5.01          When Company May Merge, Etc.......................................................65
         SECTION 5.02          Successor Substituted.............................................................66

ARTICLE 6........................................................................................................67
         SECTION 6.01          Events of Default.................................................................67
         SECTION 6.02          Acceleration......................................................................69
         SECTION 6.03          Other Remedies....................................................................70
         SECTION 6.04          Waiver of Past Defaults...........................................................70
         SECTION 6.05          Control by Majority...............................................................70
         SECTION 6.06          Limitation on Suits...............................................................70
         SECTION 6.07          Right of Holders to Receive Payment...............................................71
         SECTION 6.08          Collection Suit by Trustee........................................................71
         SECTION 6.09          Trustee May File Proofs of Claims.................................................71
         SECTION 6.10          Priorities........................................................................72
         SECTION 6.11          Undertaking for Costs.............................................................72
         SECTION 6.12          Restoration of Rights and Remedies................................................73

ARTICLE 7........................................................................................................73
         SECTION 7.01          Duties............................................................................73

         SECTION 7.02          Rights of Trustee.................................................................74
         SECTION 7.03          Individual Rights of Trustee......................................................75
         SECTION 7.04          Trustee's Disclaimer..............................................................76
         SECTION 7.05          Notice of Default.................................................................76
         SECTION 7.06          Money Held in Trust...............................................................76
         SECTION 7.07          Reports by Trustee to Holders.....................................................76
         SECTION 7.08          Compensation and Indemnity........................................................77
         SECTION 7.09          Replacement of Trustee............................................................78
         SECTION 7.10          Successor Trustee by Merger, etc..................................................79
         SECTION 7.11          Eligibility; Disqualification.....................................................79
         SECTION 7.12          Preferential Collection of Claims Against Company.................................79
         SECTION 7.13          No Responsibility for Recording or Filing.........................................80
         SECTION 7.14          No Responsibility for Insurance, Taxes or Other Assessments.......................80

ARTICLE 8........................................................................................................80
         SECTION 8.01          Termination of the Company's Obligations..........................................80
         SECTION 8.02          Option to Effect Legal Defeasance or Covenant Defeasance..........................81
         SECTION 8.03          Legal Defeasance and Discharge....................................................81
         SECTION 8.04          Covenant Defeasance...............................................................82
         SECTION 8.05          Conditions to Legal or Covenant Defeasance........................................82
         SECTION 8.06          Deposited Money and Cash Equivalents to Be Held in Trust..........................85
         SECTION 8.07          Repayment to Company or Guarantors................................................85
         SECTION 8.08          Reinstatement.....................................................................85

ARTICLE 9........................................................................................................86
         SECTION 9.01          Without Consent of Holders........................................................86
         SECTION 9.02          With Consent of Holders...........................................................87
         SECTION 9.03          Compliance with Trust Indenture Act...............................................89
         SECTION 9.04          Revocation and Effect of Consents.................................................89
         SECTION 9.05          Notation on or Exchange of Securities.............................................89
         SECTION 9.06          Trustee and Company to Sign Amendments, etc.......................................90

ARTICLE 10.......................................................................................................90
         SECTION 10.01         Trust Indenture Act Controls......................................................90
         SECTION 10.02         Notices...........................................................................90
         SECTION 10.03         Communication by Holders with Other Holders.......................................92
         SECTION 10.04         Certificate and Opinion as to Conditions Precedent................................92
         SECTION 10.05         Statements Required in Certificate or Opinion.....................................92
         SECTION 10.06         Rules by Trustee, Paying Agent, Registrar.........................................92
         SECTION 10.07         Governing Law.....................................................................93
         SECTION 10.08         No Interpretation of Other Agreements.............................................93
         SECTION 10.09         No Recourse Against Others........................................................93
         SECTION 10.10         Successors........................................................................93
         SECTION 10.11         Duplicate Originals...............................................................93
         SECTION 10.12         Severability......................................................................93

       SECTION 10.13         Table of Contents, Headings, Etc....................................................94
       SECTION 10.14         Benefits of Indenture...............................................................94

ARTICLE 11.......................................................................................................94
         SECTION 11.01         Guarantee.........................................................................94
         SECTION 11.02         Limitation on Guarantor Liability; Contribution...................................95
         SECTION 11.03         No Personal Liability of Certain Persons..........................................96
         SECTION 11.04         Execution and Delivery of Guarantee...............................................96
         SECTION 11.05         Additional Guarantors.............................................................97
         SECTION 11.06         Guarantors May Consolidate, Etc. on Certain Terms.................................97
         SECTION 11.07         Release of a Guarantor............................................................98
         SECTION 11.08         Waiver of Subrogation.............................................................98
         SECTION 11.09         No Impairment of Right to Payment.................................................99
         SECTION 11.10         Reliance on Judicial Order or Certificate of Liquidating Agent Regarding
                               Dissolution, etc., of Guarantors..................................................99
         SECTION 11.11         Rights of Trustee as a Holder of Guarantor Indebtedness; Preservation of
                               Trustee's Rights.................................................................100
         SECTION 11.12         Applicable to Paying Agents......................................................100
         SECTION 11.13         No Suspension of Remedies........................................................100

SIGNATURES......................................................................................................101

EXHIBIT A                Form of Security
EXHIBIT B                Form of  Certificate of Transfer
EXHIBIT C                Form of  Certificate of Exchange
EXHIBIT D                Form of Notation of Guarantee
EXHIBIT E                Form of Supplemental Indenture To Be Delivered By Subsequent Guarantors

INDENTURE, dated as of January 17, 2002, among Interface, Inc., a corporation incorporated under the laws of the State of Georgia (the "Company"), Bentley Mills, Inc., a Delaware corporation, Bentley Royalty Company, a Nevada corporation, Chatham Marketing Co., a North Carolina corporation, Chatham, Inc., a North Carolina corporation. , Commercial Flooring Systems, Inc., a Pennsylvania corporation, Flooring Consultants, Inc., an Arizona corporation, Guilford of Maine Finishing Services, Inc., a Nevada corporation, Guilford of Maine Marketing Co., a Nevada corporation, Guilford of Maine, Inc., a Nevada corporation, Intek Marketing Co., a Nevada corporation, Intek, Inc., a Georgia corporation, Interface Americas Holdings, Inc., a Georgia corporation (formerly Interface Americas, Inc.), Interface Americas, Inc., a Georgia corporation, Interface Americas Re:Source Technologies, Inc., a Georgia corporation, Interface Architectural Resources, Inc., a Michigan corporation (formerly C-Tec, Inc.), Interface Fabrics Group, Inc., a Delaware corporation (formerly Guilford of Maine, Inc.), Interface Flooring Systems, Inc., a Georgia corporation , Interface Licensing Company, a Nevada corporation, Interface Overseas Holdings, Inc., a Georgia corporation (successor by merger to Interface Europe, Inc. and Interface Asian Pacific, Inc.), Interface Real Estate Holdings, LLC, a Georgia limited liability company, Interface Royalty Company, a Nevada corporation, Pandel, Inc., a Georgia corporation, Prince Street Royalty Company, a Nevada corporation, Quaker City International, Inc., a Pennsylvania corporation, Re:Source Americas Enterprises, Inc., a Georgia corporation, Re:Source Massachusetts Floor Coverings, Inc., a Massachusetts corporation (formerly known as Congress Flooring Corp.), Re:Source New Jersey, Inc., a New Jersey corporation (formerly known as B. Shehadi & Sons, Inc.), Re:Source New York, Inc., a New York corporation (formerly known as Lasher/White Carpet Company, Inc.), Re:Source Washington, D.C., Inc., a Virginia corporation, Superior/Reiser Flooring Resources, Inc., a Texas corporation, Toltec Fabrics, Inc., a Georgia corporation (collectively, the "Initial Guarantors"), and First Union National Bank, a national banking association, as trustee (the "Trustee").

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10.375% Senior Notes due 2010 (the "Notes") in an original principal amount of up to $175,000,000 (the "Initial Securities"), 10.375% Series B Senior Notes due 2010 (the "Initial Exchange Securities") and any other Notes and related Guarantees issued under this Indenture whether originally issued in registered form or in exchange for non-registered securities, (collectively, the "Additional Securities"). The Initial Securities, the Initial Exchange Securities and the Additional Securities, if any, together, in each case, with all related Guarantees, are collectively referred to herein as the "Securities."

                                   ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 DEFINITIONS.

         "144A Global Securities" means global Securities in the form of Exhibit A hereto bearing the Global Securities Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the series of Securities solely in reliance on Rule 144A.

         "Acquired Indebtedness" means Indebtedness of a Person (1) assumed in connection with an Asset Acquisition from such Person; (2) existing at the time such Person becomes a Subsidiary of any other Person; or (3) indebtedness secured by a Lien encumbering any asset acquired by the Company or any of its Subsidiaries.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. The Trustee may request and conclusively rely on an Officers' Certificate to determine whether any Person is an Affiliate of the Company.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Agent Members" has the meaning set forth in Section 2.16(a) of this Indenture.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Securities, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Acquisition" means:

                  (1) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company;

                  (2) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person; or

                  (3) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any Person (other than a Subsidiary of the Company).

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or a Wholly Owned Subsidiary of the Company, in one or a series of related transactions, of:

                  (1) any Capital Stock of any Subsidiary of the Company (other than in respect of any director's qualifying shares or investments by foreign nationals mandated by applicable law);

                  (2) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or

                  (3) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business.

                  Notwithstanding the foregoing, the term "Asset Sale" shall not include:

                  (1) any sale, transfer or other disposition of equipment, tools or other assets by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $1,000,000 or less;

                  (2) sales of accounts receivable or interests in accounts receivable of the Company or any Subsidiaries pursuant to the Receivables Securitization Agreements; and

                  (3) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by Section 5.01.

         "Assets" of any Person means all types of real, personal, tangible, intangible or mixed property or assets owned by such Person whether or not included in the most recent consolidated financial statements of the Company and its Subsidiaries under GAAP.

         "Asset Sale Offer" shall have the meaning set forth in Section 4.12.

         "Asset Sale Offer Price" shall have the meaning set forth in Section 4.12.

         "Asset Sale Purchase Date" shall have the meaning set forth in Section 4.12.

         "Attributable Indebtedness" means in respect of a sale and leaseback transaction at the time of determination thereof, the greater of:

                  (1) the capitalized amount in respect of such transaction that would appear on the face of a balance sheet of the lessee in accordance with GAAP; and

                  (2) the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback transaction (including any period for which such lease has been extended).

         "Attributable Liens" means, in connection with a Sale and Leaseback Transaction, the lesser of (1) the fair market value of the assets subject to such transaction; and (2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding Securities issued under the Indenture determined on a weighted average basis and compounded semiannually) of the obligations of the lessee for rental payments during the term of the related lease.

         "Authentication Order" has the meaning set forth in Section 2.02.

         "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(1) the sum of the products of (A) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (B) the amount of each such principal payment by (2) the sum of all such principal payments.

         "Bankruptcy Law" means Title 11 United States Code or any similar law for the relief of debtors.

         "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Company or such Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Borrowing Base" has the meaning set forth in the Credit Agreement as in effect on the Issue Date.

         "Broker-Dealer" has the meaning set forth in the applicable Registration Rights Agreement.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York or Atlanta, Georgia are authorized or obligated by law, regulation or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means, at any time:

                  (1) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

                  (2) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

                  (3) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;

                  (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

         "Change of Control" means the occurrence of any of the following events:

                  (1) a Change of Control as defined under the indenture governing the Company's 9.5% Notes shall have occurred while such 9.5% Notes remain outstanding, provided, however, that if such 9.5% Notes cease to be outstanding solely as a result of a Change of Control as defined under the indenture governing such 9.5% Notes, then this provision shall remain in force until a Change of Control Offer shall have been made hereunder as a result of the Change of Control provided for in this clause (1);

                  (2) so long as the holders of the Company's Class B Common Stock are entitled to elect a majority of the Company's Board of Directors, any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the "beneficial owner(s)" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the Company's Class B Common Stock;

                  (3) at any time, any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the "beneficial owner(s)" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the total outstanding Voting Stock of the Company;

                  (4) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

                           (A) the outstanding Voting Stock of the Company is converted into or exchanged for (i) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation, or (ii) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and

                           (B) immediately after such transaction, no "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of 50% or more of the total Voting Stock of the surviving or transferee corporation.

                  (5) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                  (6) the Company is liquidated or dissolved or adopts a plan of liquidation.

         "Change of Control Date" shall have the meaning set forth in Section 4.11.

         "Change of Control Offer" shall have the meaning set forth in Section 4.11.

         "Change of Control Purchase Date" shall have the meaning set forth in
Section 4.11.

         "Clearstream" means Clearstream International, S.A.

         "Co-Agents" means initially First Union National Bank and SunTrust Bank as co-agents under the Credit Agreement and, thereafter, such other or successor agents or co-agents under the Credit Agreement as the Company shall identify to the Trustee from time to time, in writing, for purposes of Section 6.02.

         "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President, an Executive Vice President, a Senior Vice President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any Person for any period, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (A) Consolidated Net Income, (B) Consolidated Non-cash Charges, (C) Consolidated Interest Expense, (D) Consolidated Income Tax Expense, and (E) one-third of Consolidated Rental Payments; less (2) any non-cash items increasing Consolidated Net Income for such period.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period.

         In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (1) the incurrence of any Indebtedness of such Person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period; and (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

         Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

         "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

                  (1)      Consolidated Interest Expense;

                  (2) the product of (A) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such Person and its Subsidiaries on a consolidated basis, and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; and

                  (3)      one-third of Consolidated Rental Payments.

         "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (1) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (A) any amortization of debt discount, (B) the net cost under Interest Rate Protection Obligations, (C) the interest portion of any deferred payment obligation, (D) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and (E) all accrued interest; and (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Assets" means, as of any particular time, the aggregate amount of assets after deducting therefrom all current liabilities except for (1) notes and loans payable; (2) current maturities of long-term debt; and (3) current maturities of obligations under capital leases, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

                  (1)      all extraordinary gains or losses;

                  (2) the portion of net income (but not losses) of such Person and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries;

                  (3) net income (or loss) of any Person combined with such Person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination;

                  (4) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis;

                  (5) gains or losses in respect of any Asset Sales by such Person or one of its Subsidiaries; and

                  (6) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

         "Consolidated Net Worth" means, with respect to any Person at any date, the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

         "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

         "Consolidated Rental Payments" of any Person means, for any period, the aggregate rental obligations of such Person and its consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in accordance with GAAP, payable in respect of such period (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event:

                  (1) that portion of Consolidated Interest Expense of such Person representing payments by such Person or any of its consolidated Subsidiaries in respect of Capitalized Lease Obligations (net of payments to such Person or any of its consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense); and

                  (2) the aggregate amount of amortization of obligations of such Person and its consolidated Subsidiaries in respect of such Capitalized Lease Obligations for such period (net of payments to such Person or any of its consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments could be deducted in determining such amortization amount).

         "Consolidated Tangible Assets" means the sum of the Tangible Assets of the Company and its Subsidiaries after eliminating inter-company items, all determined in accordance with GAAP, including appropriate deductions for minority interest in Net Tangible Assets of such Subsidiaries.

         "control" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in Atlanta, Georgia.

         "covenant defeasance" shall have the meaning set forth in Section 8.04.

         "Credit Agreement" means the Fourth Amended and Restated Credit Agreement dated January 17, 2002, among the Company and certain of its Subsidiaries as borrowers thereunder, First Union National Bank, as domestic agent and multi-currency agent, and SunTrust Bank, as collateral agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such agreement or agreements may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing), and whether with the present lenders or other lenders and administrative agents.

         "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means a sale of Equity Interests (other than Redeemable Capital Stock) of the Company.

         "Event of Default" has the meaning set forth under Section 6.01 herein.

         "Excess Proceeds" shall have the meaning set forth in Section 4.12.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means (1) in the case of the Initial Securities, the offer by the Company to the Holders of the Initial Securities to exchange all of the Initial Securities for Initial Exchange Securities, as provided for in the Registration Rights Agreement; and (2) in the case of any Additional Securities, an offer by the Company to the Holders of the applicable issue of Additional Securities to exchange all of the applicable issue of Additional Securities for Exchange Securities pursuant to a Registration Rights Agreement entered into in connection with the sale of such Additional Securities.

         "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the applicable Registration Rights Agreement.

         "Exchange Securities" has the meaning stated in the second paragraph of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities that are issued and exchanged for the Initial Securities in accordance with the Exchange Offer, as provided for in the case of the Initial Securities in the Registration Rights Agreement applicable thereto and this Indenture or, in the case of Additional Securities such exchange securities issuable in exchange for initial Additional Securities; except that, in each case (1) such Exchange Securities shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act; (2) certain provisions relating to an increase in the stated rate of interest thereon as liquidated damages in the form of Special Interest shall be eliminated; and (3) in the case of Additional Securities (when they take the form of Exchange Securities), similar provisions relating to an increase in the stated interest rate of interest thereon as liquidated damages in the form of Special Interest shall also be eliminated.

         "Fair Market Value" means, with respect to any assets the price, as determined by the Board of Directors of the Company, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that with respect to any transaction which involves an asset or assets in excess of $5,000,000, such determination shall be evidenced by a certificate of an officer of the Company delivered to the Trustee.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

         "Global Securities Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

         "Global Securities" means, individually and collectively, each of 144A Global Securities, the Regulation S Global Securities, and the Exchange Global Securities regardless of whether such securities are Restricted Global Securities or Unrestricted Global Securities, issued in accordance with certain sections of this Indenture.

         "Guarantee" shall mean each guarantee of the Securities by each Guarantor created pursuant to Article 11.

         "guarantee" means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

         "Guarantor" means (1) the Initial Guarantors consisting of each of Bentley Mills, Inc., a Delaware corporation, Bentley Royalty Company, a Nevada corporation, Chatham Marketing Co., a North Carolina corporation, Chatham, Inc., a North Carolina corporation. , Commercial Flooring Systems, Inc., a Pennsylvania corporation, Flooring Consultants, Inc., an Arizona corporation, Guilford of Maine Finishing Services, Inc., a Nevada corporation, Guilford of Maine Marketing Co., a Nevada corporation, Guilford of Maine, Inc., a Nevada corporation, Intek Marketing Co., a Nevada corporation, Intek, Inc., a Georgia corporation, Interface Americas Holdings, Inc., a Georgia corporation (formerly Interface Americas, Inc.), Interface Americas, Inc., a Georgia corporation, Interface Americas Re:Source Technologies, Inc., a Georgia corporation, Interface Architectural Resources, Inc., a Michigan corporation (formerly C-Tec, Inc.), Interface Fabrics Group, Inc., a Delaware corporation (formerly Guilford of Maine, Inc.), Interface Flooring Systems, Inc., a Georgia corporation , Interface Licensing Company, a Nevada corporation, Interface Overseas Holdings, Inc., a Georgia corporation (successor by merger to Interface Europe, Inc. and Interface Asian Pacific, Inc.), Interface Real Estate Holdings, LLC, a Georgia limited liability company, Interface Royalty Company, a Nevada corporation, Pandel, Inc., a Georgia corporation, Prince Street Royalty Company, a Nevada corporation, Quaker City International, Inc., a Pennsylvania corporation, Re:Source Americas Enterprises, Inc., a Georgia corporation, Re:Source Massachusetts Floor Coverings, Inc., a Massachusetts corporation (formerly known as Congress Flooring Corp.), Re:Source New Jersey, Inc., a New Jersey corporation (formerly known as B. Shehadi & Sons, Inc.), Re:Source New York, Inc., a New York corporation (formerly known as Lasher/White Carpet Company, Inc.), Re:Source Washington, D.C., Inc., a Virginia corporation, Superior/Reiser Flooring Resources, Inc., a Texas corporation, Toltec Fabrics, Inc., a Georgia corporation, and each other Material U.S. Subsidiary (other than a Securitization Subsidiary); (2) each Person who delivers a Guarantee pursuant to
Section 11.05; and (3) shall include any successor replacing a Guarantor pursuant to this Indenture, and thereafter means such successor.

         "Guilford Equipment Lease" means the Master Equipment Lease Agreement dated as of June 30, 1995, between Fleet Credit Corporation and Guilford of Maine, Inc., relating to the leasing of various textile manufacturing equipment in aggregate amount (acquisition costs) of not more than $21,000,000, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other Person(s) as lessor(s) or lender(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" means, with respect to any Person, without duplication:

                  (1) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction;

                  (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

                  (3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

                  (4) all obligations of such Person arising under Capitalized Lease Obligations (including those arising under the Guilford Equipment Lease);

                  (5) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

                  (6) all guarantees of Indebtedness referred to in this definition by such Person;

                  (7) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

                  (8) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such Person; and

                  (9) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) through (8) of this definition.

         For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

         "Independent Financial Advisor" means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Initial Guarantors" has the meaning set forth in the first paragraph of this Indenture.

         "Initial Purchasers" means (1) in the case of the Initial Securities, Salomon Smith Barney, Inc., First Union Securities, Inc., SunTrust Capital Markets, Inc., and Fleet Securities, Inc.; and (2) in the case of one or more issuances of Additional Securities pursuant to Rule 144A, the Persons identified in the purchase agreement therefor and by supplement to this Indenture.

         "Initial Securities" has the meaning stated in the second paragraph of this Indenture.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "interest" means, with respect to any Security, the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Section 6.01(a)(8) and Section 6.01(a)(9) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities, as set forth therein.

         "Interest Rate Protection Agreement" means, with respect to the Company or any of its Subsidiaries, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to an Interest Rate Protection Agreement.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. "Investments" do not include payments made as the purchase consideration in an Asset Acquisition.

         "IRB Collateral" means property included in the IRB Collateral as may be approved by the Collateral Agent, pursuant to the terms of the Credit Agreement.

         "Issue Date" means January 17, 2002.

         "legal defeasance" shall have the meaning set forth in Section 8.03.

         "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Material Subsidiary" means each Subsidiary, now existing or hereinafter established or acquired, that has or acquires total assets in excess of $10,000,000, or that holds any fixed assets material to the operations or business of another Material Subsidiary.

         "Material U.S. Subsidiary" means each Material Subsidiary that is incorporated in the United States or any State thereof.

         "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of

(1) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale; (2) provisions for all taxes payable as a result of such Asset Sale; (3) amounts required to be paid to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale; and (4) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

         "9.5% Notes" means the Company's 9.5% Senior Subordinated Notes due
2005.

         "Non-U.S. Person" means a Person that is not a "U.S. Person", as defined in Regulation S.

         "Notes" has the meaning set forth in the second paragraph of this Indenture.

         "Officer" means the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company or a Guarantor, as the case may be.

         "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or a Guarantor, as the case may be, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

         "Paying Agent" has the meaning set forth in Section 2.03.

         "Permitted Holder" means any of: (1) Ray C. Anderson, Daniel T. Hendrix, Michael D. Bertolucci, Brian L. DeMoura, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Carl I. Gable and J. Smith Lanier, II; and (2) in the case of each individual referred to in the preceding clause
(1), for the purposes of this definition, the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of members of such individual's immediate family.

         "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

                  (1) Indebtedness of the Company evidenced by the Securities issued on the Issue Date or constituting the Exchange Securities issued in exchange therefor;

                  (2) Indebtedness of any Guarantor evidenced by its Guarantee of the Initial Securities, the Exchange Securities or in respect of Additional Securities issued in accordance with the other terms of this Indenture;

                  (3) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

                  (4) Indebtedness of the Company and its Subsidiaries in respect of the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) the Borrowing Base, or (B) $100,000,000, in each case, less the aggregate amount of all Net Proceeds of Asset Sales used to repay borrowings under the Credit Agreement pursuant to Section 4.12, it being understood that any amounts outstanding under the Credit Agreement on the Issue Date are deemed to be incurred under this clause (4);

                  (5)      Interest Rate Protection Obligations:

                           (A) of the Company covering Indebtedness of the Company or a Subsidiary of the Company, and

                           (B) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary;

         provided, however, that, in the case of either clause (A) or (B): (i) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under the provisions of Section 4.08, and (ii) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                  (6) Indebtedness of a Wholly Owned Subsidiary owed to and held by the Company or another Wholly Owned Subsidiary, and further provided that each loan or other extension of credit:

                           (A) made by a Guarantor to another Subsidiary that is not a Guarantor shall not be subordinated to other obligations of such Subsidiary, and

                           (B) made to a Guarantor by another Subsidiary that is not a Guarantor shall be made on a subordinated basis to the Guarantees, except that (i) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by the Company or a Wholly Owned Subsidiary (other than to the Company or to a Wholly Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which is owed Indebtedness of another Wholly Owned Subsidiary such that it ceases to be a Wholly Owned Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of Section 4.08.

                  (7) Indebtedness of the Company owed to and held by a Wholly Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Securities except that:

                           (A) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by a Wholly Owned Subsidiary of the Company (other than to another Wholly Owned Subsidiary of the Company), and

                           (B) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly Owned Subsidiary shall, in each case under this clause (7), be an incurrence of Indebtedness by the Company, subject to the other provisions of Section 4.08;

                  (8) Indebtedness in respect of Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

                  (10) Indebtedness of the Company or any of its Subsidiaries evidenced by guarantees of any Permitted Indebtedness subject, in the case of any Subsidiary, to compliance with the requirements set forth in Section 4.16 and Article 11;

                  (11) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self insurance or similar requirements in the ordinary course of business;

                  (12)     Indebtedness incurred with respect to:

                           (A) letters of credit issued for the account of the Company or any Subsidiary of the Company pursuant to the Credit Agreement, subject to clause (4) of this definition and the limitations on the maximum amount of Indebtedness which may be incurred under the Credit Agreement, and

                           (B) unsecured letters of credit in addition to those described in (11) above, issued for the account of the Company or any Subsidiary of the Company in the ordinary course of business in aggregate outstanding stated amounts not to exceed $5,000,000;

                  (13) Indebtedness, if any, owing by the Company or any Subsidiary in connection with sales of receivables of the Company or any Subsidiary pursuant to the Receivables Securitization Agreements;

                  (14) Indebtedness, if any, arising under the Guilford Equipment Lease;

                  (15) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (1) through (14) above of this definition, in an aggregate principal amount outstanding at any time not exceeding $30,000,000; and

                  (16)     Permitted Refinancing Indebtedness, which means:

                           (A) Indebtedness of the Company the proceeds of which are used to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other Person(s) as lender(s), including successive financings thereof) Indebtedness of the Company or any of its Subsidiaries, and

                           (B) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other Person(s) as lender(s), including successive financings thereof) Indebtedness of such Subsidiary, in each case, under subclause (A) and subclause (B) of this clause
         (16), to the extent the Indebtedness to be refinanced was incurred pursuant to clauses (1), (2) or (3) above of this definition or this clause (16) (other than the Indebtedness refinanced, redeemed or retired on the Issue Date) or is originally incurred pursuant to the proviso in Section 4.08.

                  Furthermore, in order to be Permitted Refinancing Indebtedness under this clause (16), the principal amount of Indebtedness incurred pursuant to this clause (16) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not:

                           (C) exceed the sum of the principal amount of Indebtedness so refinanced (except where the amount of any excess is permitted pursuant to another clause of this definition), plus the amount of any premium or other amount required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium or other amount reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and:

                           (D) in the case of Indebtedness incurred by the Company or a Guarantor pursuant to this clause (16) to: (i) refinance Subordinated Indebtedness, such Indebtedness (I) has no scheduled principal payment prior to the 91st day after the final maturity date of the Subordinated Indebtedness refinanced, (II) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness refinanced, and (III) is subordinated to the Securities in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Securities or the Guarantees, as the case may be, and (ii) refinance other Senior Indebtedness, such Indebtedness (I) has no scheduled principal payment prior to the 91st day after the final maturity date of the Senior Indebtedness refinanced, (II) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced, and (III) constitutes other Senior Indebtedness or Subordinated Indebtedness.

         "Permitted Investments" means any of the following:

                  (1) Investments in any Subsidiary of the Company (including any Person that pursuant to such Investment becomes a Subsidiary of the Company) and in any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Subsidiary of the Company at the time such Investment is made;

                  (2)      Investments in Cash Equivalents;

                  (3) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

                  (4)      Investments in the Securities;

                  (5) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates;

                  (6) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding;

                  (7) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of its Subsidiaries that were created, in accordance with the terms of the Indenture;

                  (8) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates; and

                  (9) Investments, in addition to those described in clauses (1) through (8) above, in an aggregate amount at any time outstanding not to exceed 15% of the Company's Consolidated Net Worth.

         "Permitted Liens" means the following types of Liens:

                  (1)      Liens existing on the Issue Date;

                  (2) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (3) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (4) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (5) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (6) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company of any of its Subsidiaries;

                  (7) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

                  (8) purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Subsidiary of the Company acquired or constructed in the ordinary course of business; provided, however, that (a) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness either (i) exists at the time of such acquisition or construction or
         (ii) shall be created within 90 days of such acquisition or construction;

                  (9) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (10) Liens on any property securing the obligations of the Company or any Subsidiaries in respect of letters of credit issued by the lenders under the Credit Agreement and as permitted under the Credit Agreement in support of industrial development revenue bonds;

                  (11) Liens, if any, that may be deemed to have been granted in connection with accounts receivable or interests in accounts receivable of the Company or any Subsidiary as a result of the assignment thereof pursuant to the Receivables Securitization Agreements;

                  (12) Liens on assets of the Company and any Subsidiary securing Indebtedness under the Credit Agreement (including guarantees by any Subsidiary in respect of such Indebtedness);

                  (13)     Liens, if any, arising under the Guilford Equipment
         Lease;

                  (14) Liens included in the IRB Collateral as may be approved by the Collateral Agent pursuant to the terms of the Amended and Restated Letter of Credit Agreement (to be entered into in connection with the Credit Agreement), as amended and restated from time to time; and

                  (15)     Liens securing the Securities or any Guarantee.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Physical Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto, except that such

Security shall not bear the Global Securities Legend and shall not have the "Schedule of Exchanges of Interests in the Global Securities" attached thereto.

         "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

         "principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

         "Private Placement Legend" means the legend set forth in Section
2.15(a).

         "Public Equity Offering" means a completed firm commitment underwritten public offering of Equity Interests (other than Redeemable Capital Stock) of the Company pursuant to an effective registration statement (other than a registration statement filed on Form S-4 or S-8 (or a successor form thereto) filed with the SEC in accordance with the Securities Act.

         "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of December 19, 2000, among Interface Securitization Corporation, the Company, certain financial institutions parties thereto, Jupiter Securitization Corporation and Bank One, N.A., as agent, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other Person(s) as purchaser(s), lender(s) or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing, whether with the same or any other Person) provided that the sales of receivables pursuant to any such receivables purchase agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the Receivables Purchase Agreement and that the aggregate amount of sales under such Receivables Securitization Agreements at any one time outstanding shall not exceed a total of $65,000,000.

         "Receivables Sale Agreement" means the Receivables Sales Agreement dated as of December 19, 2000 between the Company and Interface Securitization Corporation, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other Person(s) as purchaser(s), lender(s) or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing) provided that the sales of receivables pursuant to any such receivables sales agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the Receivables Sales Agreement and that the aggregate amount of sales under the Receivables Securitization Agreements at any one time outstanding shall not exceed a total of $65,000,000.

         "Receivables Securitization Agreements" means the Receivables Purchase Agreement, the Receivables Sale Agreement and the Receivable Transfer Agreement.

         "Receivables Transfer Agreement" means the Receivables Transfer Agreement, dated as of December 19, 2000, among Bentley Mills, Inc., Chatham Marketing Co., Guilford of Maine Marketing Co., Intek Marketing Co., Interface Architectural Resources, Inc., Interface Flooring Systems, Inc., Pandel, Inc., Prince Street Technologies, Ltd., Toltec Fabrics, Inc., and the Company, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other Person(s) as purchaser(s), lender(s), or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing) provided that the sales of receivables pursuant to any such receivables transfer agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the Receivables Transfer Agreement and that the aggregate amount of sales under the Receivables Securitization Agreements at any one time outstanding shall not exceed a total of $65,000,000.

         "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Security or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

         "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

         "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Securities.

         "Reference Period" has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

         "Registrar" has the meaning set forth in Section 2.03.

         "Registration Rights Agreement" means (i) in the case of the Initial Securities, the Registration Rights Agreement, dated as of January 17, 2002, among the Company, the Guarantors and the Initial Purchasers, and (ii) as to any Additional Securities, any registration rights agreement, if any, entered into in connection with the sale of such Additional Securities.

         "Registration Statement" means a Registration Statement as defined in a Registration Rights Agreement.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Legend" means the legend set forth in Section 2.15(b).

         "Regulation S Global Securities" means Global Securities bearing the Global Securities Legend and the Private Placement legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities resold in reliance on Rule 904 of Regulation S.

         "Regulation S Temporary Global Security" has the meaning set forth in
Section 2.01.

         "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

         "Restricted Payment" has the meaning set forth in Section 4.09.

         "Restricted Period" means the period or periods of time during which a Security must bear one or more the Private Placement Legend or the Regulation S Legend.

         "Restricted Physical Security" means a Physical Security bearing the Private Placement Legend.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale and Leaseback Transaction" shall have the meaning set forth in
Section 4.15.

         "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

         "Securitization Subsidiary" shall mean Interface Securitization Corporation, a Delaware corporation, or any other Subsidiary of the Company organized as a special purpose entity (i) to acquire accounts receivable from the company and/or any Subsidiary of the Company pursuant to the Receivables Securitization Agreements, and (ii) to sell, convey or otherwise transfer such accounts receivable, any interests therein and any assets related thereto, to one or more financing entities under the Receivables Securitization Agreements, but only so long as such Subsidiary is, in fact, engaged in such activities.

         "Securities" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Senior Indebtedness" means, as to the Company, Indebtedness of the Company that is not Subordinated Indebtedness and, as to any Guarantor, means Indebtedness of the Guarantor which is not Subordinated Indebtedness.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" shall have the same meaning as in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "S&P" means Standard & Poor's Corporation, and its successors.

         "Special Interest" has the meaning set forth in the applicable Registration Rights Agreement.

         "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Subordinated Indebtedness" means, as to the Company, any Indebtedness of the Company that, pursuant to the instrument evidencing or governing such Indebtedness, is subordinated in right of payment to the Securities and, as to any Guarantor, means Indebtedness of the Guarantor which is subordinated in right of payment to the Guarantees.

         "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under this Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under this Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture, including Section 4.20.

         "Surviving Entity" shall have the meaning set forth in Section 5.01.

         "Tangible Assets" means, at any date, the gross book value, as shown by the accounting books and records of the Company and its Subsidiaries, of all the property both real and personal of the Company and its Subsidiaries, less:

                  (1) the net book value of all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements or organizational expenses and other like intangibles;

                  (2)      unamortized debt discount expense;

                  (3) all reserves for depreciation, obsolescence, depletion and amortization of properties; and

                  (4) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by the Company.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the Issue Date.

         "Trust Officer" means any officer in the Corporate Trust Department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

         "Unrestricted Global Securities" means permanent Global Securities in the form of Exhibit A attached hereto that bears the Global Securities Legend and that has the "Schedule of Exchanges of Interests in the Global Securities" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

         "Unrestricted Physical Securities" means Physical Securities representing a series of Securities which do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means a Subsidiary of the Company other than a Guarantor:

                  (1) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.09 hereof;

                  (2) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness; and

                  (3) which has no Indebtedness other than Non-Recourse Indebtedness.

         As used in this definition, "Non-Recourse Indebtedness" means Indebtedness as to which:

                  (1) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary):

                           (A) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness),

                           (B) guarantees or is otherwise directly or indirectly liable, or

                           (C)      constitutes the lender

         (in each case, under clauses (A) through (C) above), other than pursuant to and in compliance with Section 4.09); and

                  (2) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "U.S. Government Obligations" shall have the meaning set forth in
Section 8.05(1).

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or by one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

SECTION 1.02      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the TIA that are required or deemed to be part of and to govern indentures qualified under the TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC;

         "indenture securities" means the Securities and any Guarantees;

         "indenture security holder" means a Securityholder or Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Securities or the Guarantees.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03      RULES OF CONSTRUCTION.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) words in the singular include the plural, and words in the plural include the singular;

                  (3)      "or" is not exclusive;

                  (4)      "including" means "including, without limitation,"

                  (5) provisions apply to successive events and transactions;

                  (6) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (7) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (8) all references to $ or dollars shall refer to the lawful currency of the United States of America.

                                   ARTICLE 2

                                 THE SECURITIES

SECTION 2.01      FORM AND DATING.

         (a) General. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each of the Securities shall be dated the date of its authentication. The Securities shall be issued in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any of the Securities conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b)      Global Securities.

                  (1) Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Securities in registered form without interest coupons, substantially in the form of Exhibit A attached hereto with the appropriate legends required by Section 2.15 of this Indenture, which shall be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each of the Securities shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Guarantees from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required herein;

                  (2) Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary global notes in registered form without interest coupons, substantially in the form of Exhibit A attached hereto (a "Regulation S Temporary Global Security") with the appropriate legends required by
         Section 2.15 of this Indenture, which shall be deposited with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period for any series of Securities shall be terminated upon the receipt by the Trustee of (A) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security of such series (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Security of such series bearing a Private Placement Legend, all as contemplated by Section 2.15 hereof), and (B) an Officers' Certificate from the Company;

                  (3) Following the termination of the Restricted Period, beneficial interests in a Regulation S Temporary Global Security of any series shall be exchanged for beneficial interests in one or more permanent global securities of such series in registered form without interest coupons, substantially in the form of Exhibit A attached hereto (a "Regulation S Permanent Global Security" and, collectively with the Regulation S Temporary Global Security, are the Regulation S Global Securities) pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities of any series, the Trustee shall cancel the Regulation S Temporary Global Securities with respect to such series. The aggregate principal amount of the Regulation S Temporary Global Securities of each series and the Regulation S Permanent Global Securities of each series may, from time to time, be increased or decreased by adjustments made on the records of the Trustee and the Depositary or, its nominee, as the case may be, in connection with transfers of interest as hereinafter provided;

                  (4) Exchange Securities exchanged for interests in the 144A Global Securities, the Regulation S Global Securities or any Physical Securities of any series shall, subject to Section 2.16(b), be issued in the form of one or more permanent global securities in registered form without interest coupons, substantially in the form of Exhibit A attached hereto (the "Exchange Global Securities"), which shall be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided;

         (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Securities and Regulation S Permanent Global Securities that are held by Participants through Euroclear or Clearstream.

SECTION 2.02      EXECUTION AND AUTHENTICATION.

         One Officer shall sign the Securities for the Company by manual or facsimile signature.

         If the Officer whose signature is on any of the Securities no longer holds that office at the time the Securities are authenticated, the Securities shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the applicable Securities have been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially in the form of Exhibit A attached hereto.

         The Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Securities of each series for original issue, of which $175.0 million will be issued as Initial Securities on the date hereof. There is no limit on the aggregate principal amount of Securities that may be outstanding at any time; however, the issuance of such Additional Securities is subject to the limitations set forth elsewhere in this Indenture.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

         The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action would not be permitted by the terms of the Indenture, may not lawfully be taken, or, if the Trustee, in good faith, shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.03      REGISTRAR AND PAYING AGENT.

         The Company shall maintain (a) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (b) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that, for the purposes of Section 4.11 and Section 4.12 and Article 3 and
Article 8, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Securities.

SECTION 2.04      PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities of any series or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Securities of such series, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or one or more Guarantors, neither the Company nor any Affiliate of the Company shall serve as Paying Agent for the Securities.

SECTION 2.05      HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Securities of each series and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities, including the aggregate principal amount thereof, and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06      TRANSFER AND EXCHANGE.

         (a) Where Securities of any series are presented to the Registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Securities of such series of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. Unrestricted Global Securities may be transferred to Persons who take delivery thereof in the form of a beneficial interest in Unrestricted Global Securities. No written orders or instructions shall be required to be delivered to the Registrar to effect such transfers. To permit registrations of transfer and exchanges, the Issuers shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

         (b) The Company and the Registrar shall not be required (1) to issue, to register the transfer of, or to exchange Securities of any series during a period beginning at the opening of business on a Business Day fifteen
(15) days before the mailing of a notice of redemption of Securities under
Section 4.11 or Section 4.12 and ending at the close of business on the day of such mailing, or (2) to register the transfer of or exchange any Security (A) selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (B) tendered for repurchase pursuant to
Section 4.11 or Section 4.12, except the portion of the tendered Securities not being repurchased.

         (c) No service charge shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment by the Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 4.11, Section 4.12, Section 2.10, Section 3.06 or
Section 9.05) the cost of which shall be borne by the Company).

         (d) Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest (including any Special Interest) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary.

         (e) Subject to Section 2.16(b), any Holder of a Global Security or any beneficial interest therein shall, by acceptance of such Global Security or any beneficial interest therein, agree that transfers of beneficial interest in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

         (f) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

         (g) Each Holder of Securities agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of any of such Holder's Securities in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

         (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Participants or beneficial owners of interests in any Global Securities) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         (i) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with an applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (1) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities, and (C) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer, and (2) Unrestricted Physical Securities in an aggregate principal amount equal to the principal amount of the Restricted Physical Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities, and (C) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Unrestricted Global Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Securities such accepted Restricted Definitive Securities in the appropriate principal amount, and cancel or cause to be cancelled such Restricted Definitive Securities.

         (j) For purposes of this Section 2.06 all references to the Securities shall include the corresponding Guarantees endorsed thereon.

SECTION 2.07      REPLACEMENT SECURITIES.

         If any mutilated Security of any series is surrendered to the Trustee or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Security of any series, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security of such series if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if such mutilated, destroyed, lost or stolen Securities are replaced. The Company and the Trustee may charge for their expenses in replacing such mutilated, destroyed, lost or stolen Securities.

         Each of the replacement Securities issued pursuant to this Section 2.07 is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08      OUTSTANDING SECURITIES.

         The Securities of any series outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in Global Securities of such series effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, Securities do not cease to be outstanding because the Company or an Affiliate of the Company holds such Securities; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b)(a)(1) hereof.

         If Securities are replaced pursuant to Section 2.07 hereof, such Securities cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Securities are held by a bona fide purchaser.

         If the principal amount of any Securities is considered paid under
Section 4.01 hereof, such Securities cease to be outstanding and interest on such Securities ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09      TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities of such series owned by the Company, or by any Affiliate, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such series that a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any Securities of any series owned by the Company or any Affiliate.

SECTION 2.10      TEMPORARY SECURITIES.

         Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate certificated Securities in exchange for temporary Securities. Until such exchange, temporary Securities of any series shall be entitled to the same rights, benefits and privileges as certificated Securities of such series.

         Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.11      CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Securities in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act) unless the Company directs such canceled Securities to be returned to them. Subject to Section 2.07 and Section 2.19, the Company may not issue new Securities of any series to replace Securities that it has paid or redeemed or that have been delivered to the Trustee for cancellation.

SECTION 2.12      DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities of any series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Securities of such series on a subsequent special record date, in each case at the rate provided in the Securities. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on the Securities and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13      RECORD DATE.

         The record date for purposes of determining the identity of Holders of Securities of any series entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14      CUSIP NUMBERS.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION 2.15      LEGENDS.

         The following legends shall appear on the face of all Global Securities and all definitive securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

         (a) Private Placement Legend. Each 144A Global Security and each Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Company and the Holder thereof:

"THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE OR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE AND THE GUARANTEES ENDORSED HEREIN IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO (X)THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISIONS THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS NOTE)AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) OR, IN THE CASE OF A GLOBAL SECURITY, THE APPLICABLE BENEFICIAL INTEREST THEREIN (SUCH DATE HEREINAFTER REFERRED TO AS THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED HEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE AND THE GUARANTEES ENDORSED HEREON IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (4) ACKNOWLEDGES AND AGREES THAT THE COMPANY AND THE TRUSTEE HAVE RESERVED THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR OTHER TRANSFER (I) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OR REGULATION S, OR
(II) PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE

RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (III) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE NOTES."

         (b) Regulation S Legend. Each Temporary Regulation S Global Security shall bear the following additional legend on the face thereof:

"PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT")) ("REGULATION S"), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES."

         (c) Global Securities Legend. Each Global Security (other than a Regulation S Global Security which shall, subject to Applicable Procedures, bear a substantially similar legend with respect to the rights of Euroclear or Clearstream, as applicable) shall also bear the following legend on the face thereof:

"UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

SECTION 2.16 ISSUANCE OF PHYSICAL SECURITIES; BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

         (a) The Global Securities initially shall (1) be registered in the name of the Depositary or the nominee of such Depositary, (2) be delivered to the Trustee as custodian for such Depositary and (3) bear the appropriate legends as set forth in Section 2.15.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Physical Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Physical Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security of a particular series if (1) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, or (2) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable, or (3) an Event of Default has occurred and is continuing with respect to such series and the Registrar has received a written request from the Depositary to issue Physical Securities; provided, however, that, in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Physical Securities prior to (A) the expiration of the Restricted Period, and
(B) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners in the form of Physical Securities pursuant to Section 2.16(b), the Registrar shall (if one or more Physical Securities are to be issued) upon satisfaction of all of the requirements for transfer or exchange contained in this Indenture and the Securities or otherwise applicable under the Securities Act reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer of an entire Global Security to beneficial owners in the form of Physical Securities pursuant to Section 2.16(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.16(b), or Section 2.16(c), shall, except as otherwise provided by Section 2.17(a)(1)(A) and Section 2.17(c), bear the legend regarding transfer restrictions set forth in Section 2.15 to the extent such legends are applicable to the Physical Securities.

         (f) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.17      SPECIAL TRANSFER PROVISIONS.

         (a) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Non-U.S. Person:

                  (1) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (A) the requested transfer is two years after the later of the original issue date applicable to such series of Restricted Securities and the last date on which the Company or any Affiliate of the Company was the owner of such Securities or, in the case of a beneficial interest in a Global Security, such beneficial interest, or (B) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C attached hereto; and

                  (2) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (1) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (2) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (c) Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (1) the circumstance contemplated by this Section 2.17(a)(1)(A) exists, or (2) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act;

         (d) Acknowledgment of Transfer Restrictions. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture;

         (e) Transfer Limits. Notwithstanding anything to the contrary contained herein, (1) prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers), and (2) a beneficial interest in a Regulation S Temporary Global Security may not be exchanged for a Physical Security or transferred to a Person who takes delivery thereof in the form of a Physical Security prior to (A) the expiration of the Restricted Period, and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

         (f) Record Retention. The Registrar shall retain, until such time as no Securities remain Outstanding, copies of all letters, notices and other written communications received pursuant to Section 2.16 hereof or this Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications, in each case, at its own cost and expense, at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.18      COMPUTATION OF INTEREST

         Interest (including any Special Interest) on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.19      ADDITIONAL SECURITIES.

         The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more series of its Additional Securities under the provisions of this Indenture pursuant to a supplemental indenture. Each series of Additional Securities issued pursuant to a supplemental indenture (other than additional Guarantees not issued concurrently with Additional Securities) shall be subject to the following terms and conditions:

                  (1) each series of Additional Securities, when so issued, shall be differentiated from all previous series by sequential alphabetical designation inscribed thereon;

                  (2) Additional Securities of the same series may consist of more than one different and separate tranches and may differ only with respect to aggregate outstanding principal amounts of Securities, issue dates, issue prices above or below par, Special Interest rates, if any, and time to maturity (provided that, in no event shall the Maturity Date be other than the Maturity Date of the Securities issued on the Issue Date), but all such different and separate tranches of the same series shall constitute one series and all such series shall form a single class and vote as a single class on all matters under this Indenture, except that any tranche or series may amend or waive any provisions relating to Special Interest solely applicable to such tranche or series;

                  (3) each series of Additional Securities issued under this Indenture shall be in substantially the form of Initial Securities with such variations, omissions and insertions as are necessary or permitted hereunder and shall be dated as of the date of issue for such Additional Securities;

                  (4) all Additional Securities shall constitute Senior Indebtedness of the Company and shall rank pari passu with all other outstanding Securities;

                  (5) no Additional Securities shall be issued hereunder if, at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing;

                  (6) the Company and each Guarantor shall execute and deliver to the Trustee an Officer's Certificate and Opinion of Counsel, each dated the date of issue of such series of Additional Securities stating that the issuance of such Additional Securities is authorized under this Indenture (as supplemented by one or more supplemental indentures) and that no Default or Event of Default under the Indenture or the Securities exists (which may be limited, in the case of such Opinion of Counsel, to counsel's knowledge), or will occur as a result of such issuance. Such Officer's Certificate shall set forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Section 4.08 on such date, including on a pro forma basis; and

                  (7) the Company and each Guarantor shall execute and deliver a Supplemental Indenture, in form reasonably satisfactory to the Trustee.

                                   ARTICLE 3

                            REDEMPTION OF SECURITIES

SECTION 3.01      NOTICES TO THE TRUSTEE.

         If the Company elects to redeem Securities pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days, but not more than 75 days, before a Redemption Date, an Officers' Certificate, setting forth: (1) the clause of this Indenture pursuant to which the redemption shall occur; (2) the Redemption Date; (3) the principal amount of Securities to be redeemed; and (4) the Redemption Price.

SECTION 3.02      SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected by the Trustee from the outstanding Securities not previously called for redemption (1) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or (2) if the Securities are not then listed on a national securities exchange then pro rata or by lot.

         In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 45 nor more than 75 days prior to the Redemption Date by the Trustee (unless a shorter time period shall be satisfactory to the Trustee) from the outstanding Securities not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03      NOTICE OF REDEMPTION.

         (a) Notice of redemption pursuant to this Article 3 shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security register maintained by the Registrar. Failure to mail any such notice or any defect in the mailing thereof in respect of any Security shall not affect the validity of the redemption of any other Securities.

         (b) All notices of redemption shall identify the Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) that, unless the Company defaults in making the redemption payment, interest on Securities or portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price (and interest (including any Special Interest) accrued through the Redemption Date) upon surrender to the Paying Agent of the Securities redeemed;

                  (4) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

                  (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

                  (6) the CUSIP number(s), if any, relating to such Securities, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

                  (7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities are being redeemed.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company; provided, however,, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice.

SECTION 3.04      EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price. A notice of redemption may not be conditional. The failure to include the CUSIP number or any incorrect CUSIP number shall not affect the validity of such notice. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

SECTION 3.05      DEPOSIT OF REDEMPTION PRICE.

         At least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or the Paying Agent, or, if the Company is acting as its own Paying Agent, hold in trust an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on the Redemption Date, other than Securities or portions thereof called for redemption on the Redemption Date which have been delivered by the Company to the Trustee for cancellation.

         If the Company complies with the preceding paragraph, then, unless the Company or its Paying Agent defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities.

SECTION 3.06      SECURITIES REDEEMED OR PURCHASED IN PART.

         Upon surrender to the Paying Agent of a Security which is to be redeemed in part, the Company shall execute, any Guarantor shall guarantee and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (accompanied by a notation of Guarantee duly endorsed by any Guarantor), of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

SECTION 3.07      OPTIONAL REDEMPTION.

         (a) At any time prior to February 1, 2005, the Company may on any one or more occasions redeem up to 35% of the sum of (1) the aggregate principal amount of Initial Securities (including, without duplication, any Exchange Securities), and (2) each initial aggregate principal amount of any Additional Securities issued prior to such date (including, without limitation, any Exchange Securities) at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

                  (1) at least 65% of the sum of (i) the aggregate principal amount of Initial Securities (including, without limitation, any Exchange Securities), and (ii) each initial aggregate principal amount of any Additional Securities issued on the applicable issue date for such Additional Securities (including, without limitation, any Exchange Securities) remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and

                  (2) the redemption must occur within 180 days of the date of the closing of such Public Equity Offering.

         (b) The Securities also will be redeemable, as a whole or in part, at the option of the Company at any time or from time to time upon not less than 30 days' nor more than 60 days' notice, at a Redemption Price equal to the greater of:

                  (1) 100% of the principal amount of the Securities to be redeemed; or

                  (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of each of clause (1) or (2) immediately above, accrued interest (including any Special Interest) to the Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the fixed rate United States Treasury security selected by an Independent Investment Banker as having a maturity most comparable to the remaining term of the Securities (and which are not callable prior to maturity) to be redeemed that would be utilized, as of the time of selection and in accordance with customary financial practices, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities", or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of all the Reference Treasury Dealer Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such Redemption Date.

         "Reference Treasury Dealer" means each of Salomon Smith Barney Inc. and First Union Securities, Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to each of the Securities to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that if such Redemption Date is not an interest payment date with respect to such Securities, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

SECTION 3.08      NO REQUIRED MANDATORY REDEMPTION.

         Subject to the rights of Holders set forth in Section 4.11 and Section
4.12 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

                                   ARTICLE 4
                                    COVENANTS

SECTION 4.01      PAYMENT OF SECURITIES.

         The Company will pay, or cause to be paid, the principal of and interest on, and premium, if any, on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds on that date money in immediately available funds and designated and set aside for and sufficient to pay all principal, premium, if any, and interest then due and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement, or, if not so specified, as set forth in this Indenture and the Securities.

         The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Securities to the extent lawful and in the manner provided in this Indenture and the Securities; it shall pay interest on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate and in the same manner, to the extent lawful.

SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee which initially shall be at the address of the Trustee as set forth in Section 10.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee located at the address set forth in Section 10.02 as such office of the Company in accordance with Section 2.03 and this Section 4.02.

SECTION 4.03      CORPORATE EXISTENCE.

         Subject to Article 5, the Company shall do or cause to be done all things necessary to, and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such existence, rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that (1) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and (2) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

SECTION 4.04      PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Company.

SECTION 4.05 MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW.

         (a) The Company shall, and shall cause each of its Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Company or such Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

         (b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

         (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Subsidiary of the Company, and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

         (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

SECTION 4.06      COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 120 days after the end of the Company's fiscal year an Officers' Certificate stating whether or not such executing Officers know of any Default or Event of Default under this Indenture by the Company or an event which, with notice or lapse of time or both, would constitute a default by the Company under any Senior Indebtedness that occurred during such fiscal period. If they do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and the Company's Senior Indebtedness, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

         (b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture, the Securities and the Credit Agreement as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture or an event which, with notice or lapse of time or both, would constitute a default under any Senior Indebtedness has come to their attention and, if such a Default, Event of Default or a default under any Senior Indebtedness has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such

Default, Event of Default or a default under any Senior Indebtedness that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

         (c) The Company will deliver to the Trustee as soon as possible, and in any event within 30 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default, Event of Default or an event which, with notice or lapse of time or both, would constitute a default by the Company under any Senior Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.07      SEC REPORTS.

         The Company shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA ss. 314(a), the Company shall file with the Trustee and provide to each Holder, within 15 days after it files them with the SEC (or if such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a). In addition, the Company shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.

SECTION 4.08      LIMITATION ON INDEBTEDNESS AND ISSUANCE OF REDEEMABLE CAPITAL
                  STOCK.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (collectively, to "incur"), with respect to any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness; provided, however, that the Company or any of its Subsidiaries will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if (1) at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.0 to 1; and (2) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

SECTION 4.09      LIMITATION ON RESTRICTED PAYMENTS.

         (a)      Unless the conditions in clauses (5), (6), and (7) of this
Section 4.09(a) exist or are satisfied, as the case may be, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries, or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries, other than:

                           (A) dividends or distributions payable solely in Capital Stock of the Company (but not Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock),

                           (B) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company, and

                           (C) the declaration or payment of dividends or other
                  distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis;

                  (2) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries, other than any such Capital Stock owned by a Wholly Owned Subsidiary of the Company;

                  (3) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value - prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity - any Subordinated Indebtedness, other than:

                           (A) any Indebtedness owed by the Company or a Wholly Owned Subsidiary of the Company to the Company or any Guarantor, or

                           (B)      any redemption, repurchase or other
                  acquisition or retirement from time to time of up to an aggregate of $50 million in principal amount of 9.5% Notes so long as immediately prior to and after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the Reference Period, the Company would be able to incur $1.00 of additional Indebtedness pursuant to Section 4.08 and otherwise in compliance with the requirements of such Section; or

                  (4) make any Investment (other than any Permitted Investment) in any Person.

The payments or Investments described in the preceding clauses (1), (2), (3) and
(4) are collectively referred to as "Restricted Payments".

         The restrictions set forth in the preceding clauses (1), (2), (3) and
(4) shall not apply if, at the time of, and after giving effect to, the proposed Restricted Payment:

                  (5) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (6) immediately prior to and after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter Reference Period, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the proviso set forth in Section 4.08 of this Indenture (assuming a market rate of interest with respect to such additional Indebtedness); and

                  (7) such proposed Restricted Payment, together with the aggregate amount of all Restricted Payments declared or made by the Company and its Subsidiaries from and after the Issue Date would not exceed the sum of:

                           (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit), plus

                           (B) the aggregate net cash proceeds and the Fair Market Value of any property other than cash received by the Company either (I) as capital contributions to the Company after the Issue Date from any Person (other than a Subsidiary of the Company), or (II) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any Person (other than to a Subsidiary of the Company) after the Issue Date, plus

                           (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in Section 4.09(d)(4)), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, plus

                           (D)      $30,000,000.

         (b) The amount of any Restricted Payment, if other than cash, will be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment.

         (c) Furthermore, for purposes of Section 4.09(a)(7) above, the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof.

         (d)      None of the foregoing provisions prohibits:

                  (1) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (A) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (B) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however,, that the amount of any such net cash proceeds that are used for any such redemption, repurchase or other acquisition or retirement shall be excluded from
         Section 4.09(a)(7);

                  (3) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (A) capital contribution to the Company from any Person (other than a Subsidiary of the Company), or (B) issue and sale of (i) Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are used for any such redemption, repurchase or other acquisition or retirement shall be excluded from
         Section 4.09(a)(7); or (ii) Indebtedness of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (I) has no Stated Maturity earlier than the 91st day after the final maturity date of the Indebtedness refinanced, (II) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced, and (III) is subordinated to the Securities in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired;

                  (4) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.12; and

                  (5) repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $1,000,000 in any calendar year.

         (e) Furthermore, in computing the amount of Restricted Payments previously made for purposes of Section 4.09(a)(7)(B), Investments and repurchases made under Section 4.09(b)(4) and Section 4.09(b)(5) above shall be included as if they were Restricted Payments, and Investments and repurchase made under Section 4.09(b)(1) - (4) shall not be so included.

SECTION 4.10      LIMITATION ON LIENS.

         (a) The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or become effective any Liens of any kind against or upon any of its Assets now owned or thereafter acquired, securing any Indebtedness unless the Notes, in the case of the Company, or if the Subsidiary is a Guarantor, the Guarantees, are secured equally and ratably with such other Indebtedness until such time as such obligation is no longer secured by a Lien, except for the Permitted Liens; provided that, if such Indebtedness is by its terms subordinate to the Securities or the relevant Guarantees, the Lien securing such subordinate or junior Indebtedness will be subordinate and junior to the Lien securing the Securities or the relevant Guarantees with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Securities or the relevant Guarantees.

         (b) Notwithstanding the foregoing, the Company or any Subsidiary may incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph if, after giving effect thereto and at the time of determination, the sum of (1) the Indebtedness of the Company and its Subsidiaries secured by Liens not otherwise permitted under clauses (1) through
(14) of the definition of "Permitted Liens", and (2) Attributable Liens of the Company and its Subsidiaries incurred after the Issue Date does not exceed 10% of the Consolidated Net Assets.

SECTION 4.11      CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Purchase Date") not more than 45 nor less than 30 days following the mailing of the notice described below to holders of the Securities, all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (including any Special Interest), to the Change of Control Purchase Date.

         (b) Within 30 days following a Change of Control and prior to the mailing of the notice to the holders of the Securities provided for in the next paragraph, the Company covenants to either: (1) repay in full all Indebtedness under the Credit Agreement and terminate the commitments of the lenders thereunder, or (2) obtain the requisite consent under the Credit Agreement to permit the repurchase of the Securities as provided herein. The Company shall first comply with the provisions of this paragraph before it shall be required to repurchase the Securities, but any failure to comply with its obligation to offer to repurchase the Securities upon a Change of Control shall constitute an Event of Default under this Indenture.

         (c) Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 15 days and until 5:00 p.m., Eastern time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Securities validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest, premium, if any, and Special Interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

                  (3) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (4) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (5) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice not later than 5:00 p.m., Eastern time, on the last Business Day prior to Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

                  (6) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., Eastern time, on the last Business Day prior to the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

                  (7) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                  (8) the instructions that Holders must follow in order to tender their Securities; and

                  (9) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

         (d) On the Change of Control Purchase Date, the Company shall (1) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer and not withdrawn, (2) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (3) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date;

         (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer;

         (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, Rule 14e-1 promulgated thereunder and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer.

SECTION 4.12      DISPOSITION OF PROCEEDS OF ASSET SALES.

         (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless:

                  (1) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and

                  (2) at least 70% of such consideration consists of cash or Cash Equivalents.

         (b) To the extent the Net Cash Proceeds of any Asset Sale are not applied to repay (including by way of cash collateralization of outstanding letters of credit) borrowings under the Credit Agreement, as then in effect, or to repay or acquire other Senior Indebtedness, subject to the conditions described below, the Company or such Subsidiary, as the case may be, may, within fifteen months of such Asset Sale, apply the Net Cash Proceeds from such Asset Sale to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets");

         (c) Any Net Cash Proceeds from any Asset Sale that are not used to repay, borrowings under the Credit Agreement or to repay or acquire other Senior Indebtedness or that are not invested in Replacement Assets within the fifteen-month period described above shall constitute "Excess

Proceeds" subject to disposition as provided below. If Net Cash Proceeds are used to repay borrowings under the Credit Agreement, then the amount of Net Cash Proceeds so used shall reduce the amount of Restricted Payments excluded from the limitations of Section 4.09(a) by the provisions of Section 4.09(b)(4);

         (d) When the aggregate amount of Excess Proceeds equals or exceeds $15,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer") from all Holders of Securities and all holders of other pari passu Indebtedness containing provisions substantially similar to those set forth in this Section
4.12 ("Tenderable Indebtedness"), on a day not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), an aggregate principal amount of Securities and Tenderable Indebtedness equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest and Special Interest, in each case, if any, to the purchase date (the "Asset Sale Offer Price");

         (e) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., Eastern time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                  (1) that the Asset Sale Offer is being made pursuant to this Section 4.12;

                  (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Security, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

                  (3) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

                  (4) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                  (5) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice not later than 5:00 p.m., Eastern time, on the last Business Day prior to the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., Eastern time, on the last Business Day prior to the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

                  (7) that if Securities and Tenderable Indebtedness in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities and Tenderable Indebtedness in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                  (8) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                  (9) the instructions that Holders must follow in order to tender their Securities; and

                  (10) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

         (f) On the Asset Sale Purchase Date, the Company shall (1) accept for payment, on a pro rata basis, Securities or portions thereof and Tenderable Indebtedness tendered pursuant to the Asset Sale Offer and not withdrawn, (2) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Securities or portions thereof so tendered and accepted and (3) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Securities and Tenderable Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.12, the Company shall not act as Paying Agent;

         (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, Rule 14e-1 promulgated thereunder and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer.


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SECTION 4.13      LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately, after the passage of time or upon the happening of an event) of 5% or more of the Company's Common Stock at any time outstanding ("Interested Persons"), unless:

                  (1) such transactions or series of related transactions is on terms that are no less favorable to the Company, or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Company or Interested Persons;

                  (2) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $1,000,000 and less than $10,000,000, the Company has delivered an Officer's Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (1);

                  (3) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000 and less than $25,000,000, the Company has delivered to the Trustee a board resolution approved by a majority of disinterested members of the Board of Directors ratifying such transaction or series of transactions, along with an Officer's Certificate attesting to such resolution; and

                  (4) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $25,000,000, the Company has delivered to the Trustee a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view.

         (b) Notwithstanding the foregoing Section 4.13(a), the following will not be deemed to be transactions with Affiliates or Interested Persons and will not be subject to the limitations set forth in such Section:

                  (1) payment of dividends in respect of its Capital Stock permitted under Section 4.09;

                  (2) payment of reasonable and customary fees to directors of the Company who are not employees of the Company; or

                  (3) the incurrence or payment of loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in


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         the ordinary course of business for bona fide business purposes of the
         Company or such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding.

SECTION 4.14 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to:

                  (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

                  (2) pay any Indebtedness owed to the Company or any other Subsidiary of the Company;

                  (3) make loans or advances to, or any other Investment in, the Company or any other Subsidiary of the Company;

                  (4) transfer any of its properties or assets to the Company or any other Subsidiary of the Company; or

                  (5) guarantee any Indebtedness of the Company or any other Subsidiary of the Company.

         (b) The prohibitions set forth in Section 4.14(a) shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1)      applicable law;

                  (2) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company;

                  (3) customary restrictions on transfers of property subject to a Lien permitted under this Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under this Indenture and the Securities;

                  (4) any agreement or other instrument of a Person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired;

                  (5) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder


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         unless the transferee shall assume the obligations of the obligor under such agreement or instrument; and

                  (6) encumbrances and restrictions under the 9.5% Notes, the Credit Agreement, the Receivables Securitization Agreements and other Senior Indebtedness, in each case, as in effect on the Issue Date, and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the Holders of the Securities than those contained in the 9.5% Notes, the Credit Agreement, the Receivables Securitization Agreements or the Senior Indebtedness so refinanced or replaced.

SECTION 4.15      SALE AND LEASEBACK TRANSACTIONS.

         The Company will not, and will not permit any of its Subsidiaries to, sell or transfer any Assets, whether now owned or hereinafter acquired, and thereafter rent or lease such Assets or other Assets which the Company or any of its Subsidiaries intends to use for the same purpose or purposes as the Assets being sold or transferred (a "Sale and Leaseback Transaction"); provided that the Company or any Guarantor may enter into a Sale and Leaseback Transaction if:

                  (1) the Company or that Guarantor, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Leaseback Transaction under the proviso contained in Section 4.08, and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.10;

                  (2) The gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, which (if in excess of $10 million) will be determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

                  (3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.11 and Section 4.12.

SECTION 4.16      LIMITATION ON GUARANTEES BY SUBSIDIARIES.

         The Company will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any manner become liable with respect to any Indebtedness of the Company or any Guarantor unless such Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture to this Indenture providing for the guarantee of payment of the Securities by such Subsidiary pursuant to the terms of Article 11 hereto. In connection with the execution and delivery of the supplemental indenture, such Subsidiary shall execute and deliver a Guarantee substantially in the form of Exhibit E hereto.

SECTION 4.17      WAIVER OF STAY, EXTENSION OR USURY LAWS.


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         The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.18      LIMITATION ON APPLICABILITY OF CERTAIN COVENANTS.

         During any period of time that (1) the rating assigned to the Securities by either of S&P and Moody's (collectively, the "Rating Agencies") is no less than BBB- and Baa3, respectively (an "Investment Grade Rating"), and (2) no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries will not be subject to the covenants ("Covenant Suspension") described in Section 4.08, Section 4.09, Section 4.12, Section 4.13, Section 4.14, clause (1)(A) of Section 4.15, and Section 5.01(a)(4) (collectively, the "Suspended Covenants"). If, at any time following a Covenant Suspension, the Securities do not continue to have an Investment Grade Rating from at least one of the Rating Agencies, then the Covenant Suspension will end and the Company and its Subsidiaries will again be subject to the Suspended Covenants (until at least one of the Rating Agencies has again assigned an Investment Grade Rating to the Securities). Compliance with the Suspended Covenants with respect to Restricted Payments made after the time any Covenant Suspension ends will again be calculated in accordance with the covenant described in Section 4.09 of this Indenture as if such covenant had been in effect at all times after the date of this Indenture.

SECTION 4.19      RULE 144A INFORMATION REQUIREMENT.

         If at any time the Company is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the Holders or beneficial holders of the Securities and prospective purchasers of the Securities designated by the holders of the Securities, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.20      DESIGNATION OF UNRESTRICTED SUBSIDIARIES AND SUBSIDIARIES.

         Subject to Section 11.05(b), the Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary if no Default or Event of Default would occur or be continuing immediately after such designation and taking into effect the designation. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Subsidiary if the redesignation would not cause a Default or Event of Default as a result thereof; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation (1) the Company would be permitted to incur $1.00 of additional Indebtedness under the proviso in Section 4.08 (assuming a market rate of interest with


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respect to such Indebtedness), and (2) all Indebtedness and Liens of such
Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under this Indenture. After a redesignation of an Unrestricted Subsidiary back to a Subsidiary, the Company may not thereafter designate such Subsidiary as an Unrestricted Subsidiary.

         If a Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under Section 4.09. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such designated Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                                   ARTICLE 5
                              SUCCESSOR CORPORATION

SECTION 5.01      WHEN COMPANY MAY MERGE, ETC.

         (a) The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto:

                  (1) either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including any Special Interest) on all the Securities and the performance and observance of every covenant and obligation of this Indenture and the Securities on the part of the Company to be performed or observed and, in each case, the Indenture shall remain in full force and effect;

                  (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;


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

                  (3) the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the proviso in Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness);

                  (4) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

                  (5) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with; provided, however, that, solely for purposes of computing amounts described in Section 4.09(a)(7), any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

SECTION 5.02      SUCCESSOR SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof, in which the Company is not the surviving corporation, the successor Person or Persons formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein; provided, however, that solely for purposes of computing amounts described in
Section 4.09(a)(7), any such successor Person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.


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                                   ARTICLE 6
                                    REMEDIES

SECTION 6.01      EVENTS OF DEFAULT.

         (a)      An "Event of Default" means any of the following events:

                  (1) default in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise);

                  (2) default in the payment of an installment of interest or Special Interest, if any, on any of the Securities, when the same becomes due and payable, and any such Default continues for a period of 30 days;

                  (3) failure to perform or observe any other term, covenant or agreement contained in the Securities, the Indenture or any Guarantee (other than Defaults specified in clause (1) or (2) above) and such Default continues for a period of 60 days after written notice of such Default requiring the Company to remedy the same shall have been given (A) to the Company by the Trustee, or (B) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

                  (4) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary of the Company then has outstanding Indebtedness in excess of $20,000,000, individually or in the aggregate, and either (A) such Indebtedness is already due and payable in full, or (B) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

                  (5) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

                  (6) either (A) the collateral agent under the Credit Agreement, or (B) any holder of at least $20,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Significant Subsidiaries shall commence judicial proceedings to foreclose upon assets of the Company or any of its Significant Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $20,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure;


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

                  (7) any Guarantee issued by a Guarantor which is a Significant Subsidiary of the Company ceases to be in full force and effect or is declared null and void, or any such Guarantor denies that it has any further liability under any such Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with
         Section 11.06) and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring such Guarantor and the Company to remedy the same shall have been given (A) to the Company by the Trustee, or
         (B) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

                  (8) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy
         Law:

                           (A)      commences a voluntary case or proceeding,

                           (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding,

                           (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties, or

                           (C) orders the liquidation of the Company or any Significant Subsidiary of the Company,

         and, in each case, the order or decree remains unstayed and in effect for 60 days.

         (b) Subject to the provisions of Section 7.01 and Section 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder, any holder of the requisite defaulted Indebtedness or any of their respective agents.


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SECTION 6.02      ACCELERATION.

         (a) If an Event of Default (other than as specified in Section 6.01(a)(8) or Section 6.01(a)(9)) occurs and is continuing, (1) the Trustee, by written notice to the Company, or (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities to be due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall be immediately due and payable; provided, however, that so long as the Credit Agreement shall be in force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in Section 6.01(a)(8) or Section 6.01(a)(9)), any such acceleration shall not be effective until the earlier to occur of:

                  (A) ten Business Days following delivery of a written notice of such acceleration to the Co-Agents under the Credit Agreement of the intention to accelerate the maturity of the Securities, or

                  (B) the acceleration of the maturity of the Indebtedness under the Credit Agreement.

         (b)      If an Event of Default specified in Section 6.01(a)(8) or
Section 6.01(a)(9) occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

         (c) After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all amounts due the Trustee under Section
         7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Securities, (C) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (D) to the extent that payment of such interest is lawful, interest (including any Special Interest) upon overdue interest and overdue principal which has become due otherwise than by such declaration of acceleration at the rate borne by the Securities;

                  (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (3) all Events of Default, other than the non-payment of principal of, premium, if any, and interest (including any Special Interest) on the Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 6.04.


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

         (d) No such rescission shall affect any subsequent Default or Event of Default or impair any contingent right therein.

SECTION 6.03      OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04      WAIVER OF PAST DEFAULTS.

         Subject to the provisions of Section 6.07 and Section 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, waive any past Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) or in respect of any covenant or provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to
Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

SECTION 6.05      CONTROL BY MAJORITY.

         The Holders of not less than a majority in aggregate principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided further that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06      LIMITATION ON SUITS.

         (a) No Holder of any Securities shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives written notice to the Trustee of a continuing Event of Default;


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

                  (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

                  (5) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

         (b) The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Security on or after the respective due dates set forth in such Security.

         (c) A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

SECTION 6.07      RIGHT OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision in this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, and interest on such Security, on or after the respective Stated Maturities expressed in such Security, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Securities for the whole amount of principal of, premium, if any, and accrued interest (including any Special Interest) remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIMS.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and


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

counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Guarantors of the Company (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out such money in the following order:

         First: to the Trustee for amounts due under Section 7.08;

         Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

         Third: to Holders for principal amounts (including any premium) owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (including any premium); and

         Fourth: the balance, if any, to the Company or to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11      UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.


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SECTION 6.12      RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Security or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Guarantor, if any, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of each of them shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7
                                     TRUSTEE

SECTION 7.01      DUTIES.

         (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of the Indenture and the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

                  (1)      this Section 7.01(c) does not limit the effect of
         Section 7.01(b);

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and


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

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a) through Section 7.01(d).

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

SECTION 7.02      RIGHTS OF TRUSTEE.

         (a) Subject to Section 7.01 hereof and the provisions of TIA ss. 315:

                  (1) The Trustee may conclusively rely on, and shall be protected in acting or refraining action upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate, an Opinion of Counsel, or both, which shall conform to
         Section 10.04 and Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct (except for willful misconduct) or negligence (except for gross negligence) of any agent appointed with due care.

                  (4) The Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

                  (5) The Trustee may consult with counsel of its own choosing and the advice or any opinion of counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of counsel.

                  (6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its


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

         discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (7) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (8) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (9) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (A) any Event of Default occurring pursuant to Section 6.01(a) or Section 6.01(b), or (B) any Event of Default of which a Trust Officer of the Trustee shall have received written notification or otherwise obtained actual knowledge.

                  (10) Whenever by the terms of this Indenture, the Trustee shall be required to transmit notices or reports to any or all Holders, the Trustee shall be entitled to rely on the information provided by the Registrar as to the names and addresses of the Holders as being correct. If the Registrar is other than the Trustee, the Trustee shall not be responsible for the accuracy of such information.

                  (11) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

         (b) Subject to the above provisions, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 7.11 and Section 7.12 of this Indenture and TIA ss.ss. 310 and 311, may otherwise deal with the Company and its Subsidiaries and Affiliates with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee, or resign.


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

SECTION 7.04      TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representations as to the validity or sufficiency of this Indenture or the Securities (including any Note or any Guarantee); it shall not be accountable for the Company's use or application of the proceeds from the Securities or any money paid to the Company or upon the Company's direction as provided for pursuant to this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement or recital herein or in the Securities or any other document in connection with the sale of the Securities, other than the Trustee's certificate of authentication.

         The Trustee shall have no responsibility with respect to any information in any offering memorandum or other disclosure material and shall have no responsibility for compliance with applicable securities laws in connection with the issuance and sale of the Securities.

SECTION 7.05      NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after obtaining knowledge thereof; provided, however, that, except in the case of a Default or an Event of Default in the payment of the principal of, premium, if any, or interest (including Special Interest, if any) on any Security, the Trustee shall be protected in withholding such notice if and so long as a committee of its Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.06      MONEY HELD IN TRUST.

         All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Company.

SECTION 7.07      REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b)(2) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed in accordance with TIA ss. 313(d).


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         The Company shall notify the Trustee in writing if the Securities become listed on any securities exchange or any delisting thereof.

SECTION 7.08      COMPENSATION AND INDEMNITY.

         The Company covenants and agrees to pay the Trustee from time to time compensation as shall be agreed in writing between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and any taxes or other expenses incurred by a trust created pursuant to
Article 8 hereof.

         The Company and each Guarantor shall indemnify each of the Trustee and any predecessor Trustee (in all capacities under this Indenture) and its officers, directors, employees and agents for, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable compensation, fees, disbursements and expenses of Trustees' agents and counsel) incurred by it arising out of or in connection with the acceptance of or the administration of this trust and its rights or duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (whether asserted by the Company or any Holder or any other Person), except to the extent any such loss, liability or expense is attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall be entitled to assume the defense of the claim, with counsel reasonably satisfactory to the Trustee; provided, however, that if such claim is made against both the Company and the Trustee and the Trustee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Trustee shall have the right to select separate counsel to defend such claim on behalf of the Trustee. In the event that the Company assumes the defense of the claim, the Company shall have no obligation to pay the fees and expenses of separate counsel for the Trustee (except where the Trustee is entitled to select separate counsel for the reason provided in the preceding sentence) and the Trustee shall cooperate in the defense of such claim. The Company need not pay for any settlement made without its prior written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest (including Special Interest) on particular Securities.


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

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(a)(8) or Section 6.01(a)(9), the expenses and the compensation for the services (including the fees and expense of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

         The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article 8 and/or the termination of this Indenture.

SECTION 7.09      REPLACEMENT OF TRUSTEE.

         (a) Resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.09.

         (b) The Trustee may resign in writing at any time and be discharged from the trust created hereby by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's prior written consent. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.11;

                  (2) the Trustee is adjudged a bankrupt or an insolvent, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may, with the Company's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, provided all sums then owing to the Trustee hereunder have been paid and subject to the Lien provided in Section 7.08. A successor Trustee shall mail notice of its succession to each Holder.

         (e) Subject to TIA ss. 310(b), if a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) If the Trustee, after written request by any Holder of the Securities who has been a Holder for at least six months, fails to comply with
Section 7.11, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (g)      Notwithstanding replacement of the Trustee pursuant to this
Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

SECTION 7.10      SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.11      ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

SECTION 7.12      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA ss. 311(a) to the extent provided therein.


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

SECTION 7.13      NO RESPONSIBILITY FOR RECORDING OR FILING.

         The Trustee shall be under no obligation to record or file a financing statement (except for continuation statements) or any other instrument or otherwise give to any Person notice thereof.

SECTION 7.14      NO RESPONSIBILITY FOR INSURANCE, TAXES OR OTHER ASSESSMENTS.

         The Trustee shall be under no obligation to pay, nor under any obligation to cause the Company or any Guarantor to pay, any insurance, taxes or other assessments on any Assets of the Company or any of its subsidiaries, irrespective of whether such Assets, at any time, secure the Indebtedness or other obligations evidenced by the Securities.

                                   ARTICLE 8
                    SATISFACTION AND DISCHARGE OF INDENTURE;
                          LEGAL AND COVENANT DEFEASANCE

SECTION 8.01      TERMINATION OF THE COMPANY'S OBLIGATIONS.

         (a) The Company and each Guarantor may terminate its obligations under the Securities and this Indenture, except those obligations referred to in
Section 8.01(b), if:

                  (1) either (A) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
         Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or (B) either
         (i) pursuant to Article 3, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice, or (ii) all Securities have otherwise become due and payable hereunder and the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities;

                  (2) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;


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

                  (3) the Company shall have paid all other sums payable by it hereunder; and

                  (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent providing for the termination of the Company's and any Guarantor's obligation under the Securities, this Indenture and any Guarantee have been complied with, and (B) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Company or a Guarantor is a party or by which the Company or a Guarantor is bound.

         (b)      Notwithstanding Section 8.01(a), the Company's obligations in
Section 2.06, Section 2.07, Section 2.08, Section 2.12, Section 2.18, Section 4.01, Section 4.02 and Section 7.08 and any Guarantor's obligations in respect thereof shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.12. After the Securities are no longer outstanding, the Company's obligations in Section 7.08, Section 8.05 and Section
8.06 and any Guarantor's obligations in respect thereof shall survive.

         (c) After such delivery or irrevocable deposit, the Trustee, upon request, shall acknowledge in writing the discharge of the Company's and any Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors, evidenced by a Board Resolution set forth in an Officers' Certificate of the Company, at any time, with respect to the Securities, elect to have either Section 8.03 or
Section 8.04 below be applied to the outstanding Securities upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03      LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.02 of the option applicable to this Section 8.03, the Company and any Guarantor shall, subject to satisfaction of the conditions set forth in Section 8.05, be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, legal defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 below and the other Sections of and matters under this Indenture referred to in
(i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.06 hereof and as more fully set forth in such Section 8.06, payments in respect of the principal of, premium, if any, and interest and Special Interest, if any, on such Securities when such payments are due, (ii) the Company's


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obligations with respect to such Securities under Article 2 and Section 4.02, and, with respect to the Trustee, under Section 7.08 and any Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 below with respect to the Securities.

SECTION 8.04      COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.02 of the option applicable to this Section 8.04, the Company and each of the Guarantors shall, subject to satisfaction of the conditions set forth in Section 8.05, be released and discharged from its obligations under any covenant contained in Article 5 and in
Section 4.07 through Section 4.16 and Section 4.18 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.02 of the option applicable to this Section 8.04, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, Section 6.01(a)(1) through Section 6.01(a)(7) hereof shall not constitute Events of Default.

SECTION 8.05      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         (a)      The following shall be the conditions to application of either
Section 8.03 or Section 8.04 to the outstanding Securities. In order to exercise either legal defeasance or covenant defeasance:

                  (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.05 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash, in United States dollars, (B) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities not later than one


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

         day before the due date of any payment, or (C) a combination thereof, as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, principal of, premium, if any, and interest (including any Special Interest) on the outstanding Securities (except lost, stolen or destroyed Securities which have been replaced or repaid) on the Final Maturity Date or otherwise in accordance with the terms of this Indenture and of such Securities, and the Company shall specify whether the Notes are being defeased to maturity or a particular Redemption Date; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                  (2) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing (A) on the date of such deposit, or (B) insofar as Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such increase, it being understood that the condition set forth in this
         Section 8.05(2)(B) shall not be deemed satisfied until the expiration of such period);

                  (3) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor;

                  (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture (except with respect to the incurrence of Indebtedness described in clause (2) above) or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (5) in the case of an election under Section 8.03 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                  (6) in the case of an election under Section 8.04 above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on


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

         the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under Section 8.03 above or the covenant defeasance under
         Section 8.04 above, as the case may be, have been complied with, and
         (B) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

                  (8) in the case of an election under either Section 8.03 or Section 8.04, the Company also shall have delivered to the Trustee an Opinion of Counsel (which may be part of the opinion referred to in clause (7) above) covering the matters set forth below:

                           (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company, other than the Securities,

                           (B) assuming (i) no intervening bankruptcy of the Company between the date of the deposit and the 90th day following the deposit, and (ii) that no Holder of the Securities is an "insider" of the Company or the Guarantors within the meaning of applicable Bankruptcy Laws, then after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Laws or any other insolvency, reorganization or similar laws affecting creditors' rights, and

                           (C) assuming such trust funds remained in the Trustee's possession prior to any court ruling described below (to the extent not paid to Holders of Securities), (i) the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (ii) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (iii) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (ii).

                  Except for the opinion described in the foregoing clauses 8(A)
         - 8(C), such Opinion of Counsel may also provide that if a court were to rule under any Bankruptcy Law in any case or proceeding that the trust funds remained property of the Company, no opinion need be given as to the effect of such Bankruptcy Laws on the trust funds.

         (b) In addition to the conditions set forth in Section 8.05(a) above, the Company and its Subsidiaries shall, as and when applicable, comply with the other provisions of this Article 8, including Section 8.06(b).


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

SECTION 8.06      DEPOSITED MONEY AND CASH EQUIVALENTS TO BE HELD IN TRUST.

         (a) Subject to Section 8.07, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to Section 8.05 above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) at the written direction of the Company, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including any Special Interest), but such money need not be segregated from other funds except to the extent required by law.

         (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal, premium, if any, and interest (including any Special Interest) received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         (c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in Section 8.06 above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.07      REPAYMENT TO COMPANY OR GUARANTORS.

         Subject to Section 7.08, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (including any Special Interest) on any Securities and remaining unclaimed for two years after such principal, premium, if any, and interest (including any Special Interest) has become due and payable, shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a general unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.08      REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.03 or Section 8.04, as the case may be, by reason of any legal


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

proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and each Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to Section 8.03 or Section 8.04 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.03 or Section 8.04 hereof, as the case may be; provided, however, that if the Company or a Guarantor has made any payment of principal of, premium, if any, or interest (including any Special Interest) on any Securities following the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01      WITHOUT CONSENT OF HOLDERS.

         (a) Notwithstanding Section 9.02 of this Indenture, without notice to or consent of any Holder, the Company, the Guarantors and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to or consent of any Holder:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the assets of the Company or of such Guarantor;

                  (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

                  (6) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof;

                  (7) to allow any Subsidiary to guarantee the Securities or otherwise comply with Section 4.16 or Section 11.01; or

                  (8) to provide for collateral for the Securities or one or more Guarantees.

         (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon


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

receipt by the Trustee of the documents described in Section 7.02(b) hereof stating that such amended or supplemental Indenture complies with this Section 9.01, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

         (c) Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holder hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to this Section 9.01 does not adversely affect the rights of any Holder.

SECTION 9.02      WITH CONSENT OF HOLDERS.

         (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 4.11 and Section 4.12 hereof) and the Securities with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement (including Additional Securities, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement (including Additional Securities, if any) voting as a single class (including, without limitation, consents obtained in connection with purchase of, a tender offer or exchange offer for, the Securities). Section 2.08 hereof shall determine which Securities are considered to be "outstanding" for purposes of this Section 9.02;

         (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and, if requested, upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02(b) hereof stating that any such amended or supplemental Indenture complies with this Section 9.02, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture;

         (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof;


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

         (d)      After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holder of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver;

         (e) Subject to Section 6.04 and Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities of each series affected thereby (including Additional Securities, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities of such series.

         (f) Notwithstanding the other provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, whether under this Section 9.02 or a waiver under Section 6.04, may not (with respect to any Securities held by a non-consenting Holder):

                  (1) reduce the principal amount outstanding of, or extend the fixed maturity date of any Security or alter the provisions, or waive any payment, with respect to the redemption of the Securities;

                  (2) change the currency in which any Security of any premium or the interest (including any Special Interest) is payable or make the principal of, premium, if any, or interest (including any Special Interest) on any Security payable in money other than that stated in the Security;

                  (3) reduce the percentage in outstanding aggregate principal amount of Securities the Holders of which must (A) consent to an amendment, supplement or waiver, or (B) consent to take any other action under this Indenture, any Guarantee or the Securities;

                  (4) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

                  (5) waive a default in the payment of the principal of, premium, if any, or interest (including any Special Interest) on any Security, or with respect to redemption of or an offer to purchase any Security;

                  (6) amend, change or modify the obligations of the Company to make and consummate the required offers with respect to any Asset Sale Offer or Change of Control Offer or modify any of the provisions or definitions with respect to Asset Sale Offers or Change of Control Offers;

                  (7) reduce the rate of or change the time for payment of interest on any Security.

                  (8) amend, change or modify the Indenture in any manner that affects the priority of payment and ranking of the Securities in any manner adverse to the Holders of the Securities; or


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

                  (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in compliance with the terms of this Indenture, including Section 11.07;

                  (10)     amend, change or modify this Section 9.02 or Section
         6.04.

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment of or supplement to this Indenture, any Guarantee or the Securities shall comply with the TIA as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security (but not in amounts less than the minimum denominations in which a Security may be issued) prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under ss. 316(b) of the TIA.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (11) of Section 9.02(e); if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05      NOTATION ON OR EXCHANGE OF SECURITIES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security authenticated after such amendment, supplement or waiver becomes effective. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may (or, in accordance with the specific request of the Company shall, at Company's expense) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and


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

return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for all the Securities, shall issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06      TRUSTEE AND COMPANY TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee's rights, duties or immunities under this Indenture or otherwise. The Company and any Guarantor may not sign an amendment or supplemental Indenture until their respective Boards of Directors approves it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 11, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01     TRUST INDENTURE ACT CONTROLS.

         This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture, as so modified. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 10.02     NOTICES.

         Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first class mail (postage prepaid, registered or certified, return receipt requested), telecopier (promptly confirmed in writing) or overnight air courier guaranteeing next day delivery, addressed as follows:

                  If to the Company or any Guarantor to:

                           Interface, Inc.


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

                           2859 Paces Ferry Road
                           Suite 2000
                           Atlanta, GA  30339
                           Attn:  General Counsel

                  With a copy to:

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street
                           Suite 2800
                           Atlanta, GA  30309
                           Attn:  W. Randy Eaddy

                  If to the Trustee to:

                           First Union National Bank
                           1100 First Union Plaza
                           999 Peachtree Street N.E.
                           Atlanta, Georgia 30309
                           Attn: Corporate Trust Department

         The Company, any Guarantor or the Trustee by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders, which shall be given in the manner provided below) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss.313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed to a Holder in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.


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

SECTION 10.03     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The obligors, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

SECTION 10.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with);

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof stating that, in the opinion of such counsel, all such conditions precedent have been complied with); and

                  (3) where applicable, a certificate or opinion by a nationally recognized independent certified public accountant reasonably satisfactory to the Trustee that complies with TIA ss. 314(c).

SECTION 10.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 10.06     RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.07     GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.08     NO INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, any Guarantor or any of its Subsidiaries. Any such indenture or loan or debt agreement may not be used to interpret this Indenture. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Article 11.

SECTION 10.09     NO RECOURSE AGAINST OTHERS.

         A director, officer, employee, stockholder or Affiliate, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture, or for any obligations of a Guarantor under any Guarantee, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 10.10     SUCCESSORS.

         All agreements of the Company and any Guarantor in this Indenture and the Securities and the Guarantees shall bind its successors except as otherwise provided herein. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11     DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

SECTION 10.12     SEVERABILITY.

         In case any provision in this Indenture, any Guarantee or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 10.13     TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, the Reconciliation and tie and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.14     BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                   ARTICLE 11
                             GUARANTEE OF SECURITIES

SECTION 11.01     GUARANTEE.

         Subject to the provisions of this Article 11, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest (including any Special Interest) on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and (to the extent permitted by law), and all payment and other obligations of the Company or the Guarantors to the Holders or the Trustee or its agents hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed, for whatever reason, the Guarantors shall be jointly and severally obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or of any other Guarantor, any right to require a proceeding first against the Company or of any other Guarantor, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or Guarantor, to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, subject to this Article 11, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

         This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 11.02     LIMITATION ON GUARANTOR LIABILITY; CONTRIBUTION.

         Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contributions from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other

Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

         To the extent necessary to effect the foregoing, the Guarantee of each Guarantor is limited to an amount that would not render such Guarantor insolvent. The Guarantee of any Guarantor, and this Section 11.02 as applicable to any Guarantor, may be modified, without the consent of the Holders, to reflect such further fraudulent conveyance savings provisions, net worth or maximum amount limitations as to recourse or similar provisions as are set forth in, and after giving effect to, any guarantee of such Guarantor issued under the Credit Agreement and shall be required to be modified in the same manner as such guarantee under the Credit Agreement is amended or modified; provided that no such amendment or modification to thereafter conform to the Credit Agreement shall be in a manner which is adverse to the Holders in any respect. No modification or amendment referred to in the preceding sentence shall be permitted if it would disadvantage the Holders relative to the holders of the obligations of such Guarantor under the Credit Agreement other than by any Permitted Liens. Any amendment or modification pursuant to this Section 11.02 shall comply with the provisions of Article 9.

         The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or the Holders under this Guarantee.

SECTION 11.03     NO PERSONAL LIABILITY OF CERTAIN PERSONS.

         No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

SECTION 11.04     EXECUTION AND DELIVERY OF GUARANTEE.

         To further evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit D hereto, shall be endorsed on each Security authenticated and delivered by the Trustee after such Guarantee is executed by the Guarantor by either manual or facsimile signature of an Officer of each Guarantor (who also may be an Officer of the Company or one or more other Guarantors). The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

         Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Security or Guarantee no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 11.05     ADDITIONAL GUARANTORS.

         (a) Any Person may become a Guarantor by executing and delivering to the Trustee (1) a supplemental indenture evidencing such Guarantor's Guarantee in form and substance reasonably satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor, and (2) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

         (b) If the Company or any of its Subsidiaries acquires or forms a Material U.S. Subsidiary (other than a Securitization Subsidiary) or if any Subsidiary of the Company shall become a Material U.S. Subsidiary (other than a Securitization Subsidiary), the Company will cause any such Subsidiary to (1) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall guarantee all of the obligations of the Company with respect to the Securities issued under this Indenture on a senior joint and several basis in substantially the same manner and to the same extent set forth in this
Article 11, and (2) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Subsidiary and such Subsidiary is in compliance with the terms of the Indenture; provided, however, this requirement shall not apply to any Securitization Subsidiary.

SECTION 11.06     GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         (a) No Guarantor may merge or consolidate with or into (whether or not such Guarantor is the Surviving Entity), sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, as an entirety, to any Person or Persons, other than the Company or another Guarantor, unless: (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and (2) either: (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee, or (B) the Guarantor is released pursuant to Section 11.07 and such sale or other disposition complies with Section 4.12 of this Indenture, including the application of any Excess Proceeds therefrom,

         (b) In case of any such consolidation, merger, sale or conveyance, if the Surviving Entity is not an existing Guarantor, the Surviving Entity shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor and such Surviving Entity shall, unless released pursuant to Section 11.07, execute and deliver a supplemental indenture to the Trustee evidencing such Surviving Entity's Guarantee. Any Guarantee signed or delivered by the Surviving Entity shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Article 4 and Article 5 of this Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.07     RELEASE OF A GUARANTOR.

         (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to, with or into, as the case may be, the Company or an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder; provided, however, that each such Guarantor is sold or disposed of in a transaction which does not violate Section 4.12 and Section 11.06 hereof.

         (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
11.07. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Guarantee as provided in this
Article 11.

         (c) The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article 11.

SECTION 11.08     WAIVER OF SUBROGATION.

         Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

         This Section 11.08 as applicable to any particular Guarantor may be amended or modified, without the consent of the Holders, in a manner to be consistent with the terms of any waiver of subrogation language set forth in any guarantee of such Guarantor issued under the Credit Agreement or other guarantee of such Guarantor and shall be required to be modified in the same manner as such guarantee under the Credit Agreement is amended or modified; provided that no such amendment or modification to thereafter conform to the Credit Agreement or other guarantee of such Guarantor shall be in a manner which is adverse to the Holders in any respect. No modification or amendment referred to in the preceding sentence shall be permitted if it would disadvantage the Holders relative to the lenders under the Credit Agreement or to the holders of other obligations of the Guarantor or other guarantee of such Guarantor other than by operation of the subordination provisions of this Article 11 and any Permitted Liens. Any amendment or modification to this Section 11.08 shall comply with the provisions of Article 9.

SECTION 11.09     NO IMPAIRMENT OF RIGHT TO PAYMENT.

         Nothing contained in this Article 11 (other than a release pursuant to Section 11.07) or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among each Guarantor and its creditors other than the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Securities and creditors of such Guarantor; or
(c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default or an Event of Default under this Indenture.

         The failure by any Guarantor to make a payment in respect of its obligations under this Guarantee by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

SECTION 11.10 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT REGARDING DISSOLUTION, ETC., OF GUARANTORS.

         Upon any payment or distribution of assets of any Guarantor referred to in this Article 11, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11 RIGHTS OF TRUSTEE AS A HOLDER OF GUARANTOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Indebtedness of any Guarantor which may at any time be held by the Trustee, to the same extent as any other holder of such Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.08.

SECTION 11.12     APPLICABLE TO PAYING AGENTS.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee; provided, however, that Section 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 11.13     NO SUSPENSION OF REMEDIES.

         Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as an instrument under seal, all as of the day and year first above written.

                                INTERFACE, INC.

                                By /s/ Patrick C. Lynch
                                   ---------------------------------------------
                                   Patrick C. Lynch
                                   Vice President and Chief Financial Officer

BENTLEY MILLS, INC.                     INTERFACE FLOORING SYSTEMS, INC.
BENTLEY ROYALTY COMPANY                 INTERFACE LICENSING COMPANY
CHATHAM, INC.                           INTERFACE OVERSEAS HOLDING, INC.
CHATHAM MARKETING CO.                   INTERFACE REAL ESTATE HOLDINGS,
COMMERCIAL FLOORING SYSTEMS,             LLC
 INC.                                   INTERFACE ROYALTY COMPANY
FLOORING CONSULTANTS, INC.               PANDEL, INC.
GUILFORD OF MAINE, INC.                 PRINCE STREET ROYALTY COMPANY
GUILFORD OF MAINE FINISHING             QUAKER CITY INTERNATIONAL, INC.
 SERVICES, INC.                         RE: SOURCE AMERICAS ENTERPRISES,
GUILFORD OF MAINE MARKETING CO.          INC.
INTEK, INC.                             RE: SOURCE MASSACHUSETTS FLOOR
INTEK MARKETING CO.                      COVERING, INC.
INTERFACE AMERICAS, INC.                RE: SOURCE NEW JERSEY, INC.
INTERFACE AMERICAS HOLDINGS, INC.       RE: SOURCE NEW YORK, INC.
INTERFACE AMERICAS RE: SOURCE           RE: SOURCE WASHINGTON, D.C., INC.
 TECHNOLOGIES, INC.                     SUPERIOR/REISER FLOORING
INTERFACE ARCHITECTURAL                  RESOURCES, INC.
 RESOURCES, INC.                        TOLTEC FABRICS, INC.
INTERFACE FABRICS GROUP, INC.



                    By:  /s/ Patrick C. Lynch
                         -------------------------------------------------------
                         Patrick C. Lynch
                         Vice President
                         (As to Interface Real Estate Holdings, LLC,
                         on behalf of Bentley Mills, Inc., its sole member)

FIRST UNION NATIONAL BANK, as Trustee



By: /s/ Teresita Glasgow
   -------------------------------------
   Name:  Teresita Glasgow
   Title: Vice President

                                                                       EXHIBIT A

================================================================================

SERIES _____*                                                        CUSIP/CINS

                          10.375% Senior Notes Due 2010

No. _______

                                 INTERFACE, INC.

promises to pay to CEDE & CO. or registered assigns the principal sum of __________________________________ Dollars on February 1, 2010.

Interest Payment Dates: February 1 and August 1, commencing August 1, 2002.

Record Dates: January 15 and July 15


* "A" in the case of the Initial Securities

* "B" in the case of the Initial Exchange Securities

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:             ,                    INTERFACE, INC.
        -----------  -----



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        [SEAL]

Attest:



------------------------------
Authorized Signature

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.


                                        FIRST UNION NATIONAL BANK, as Trustee



                                        By:
                                           -------------------------------------
                                           Authorized Officer

                          10.375% Senior Notes due 2010

         THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE OR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE AND THE GUARANTEES ENDORSED HEREIN IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO (X)THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISIONS THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS NOTE)AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) OR, IN THE CASE OF A GLOBAL SECURITY, THE APPLICABLE BENEFICIAL INTEREST THEREIN (SUCH DATE HEREINAFTER REFERRED TO AS THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED HEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE AND THE GUARANTEES ENDORSED HEREON IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (4) ACKNOWLEDGES AND AGREES THAT THE COMPANY AND THE TRUSTEE HAVE RESERVED THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR OTHER TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION

COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OR REGULATION S, OR (ii) PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (iii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE NOTES.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. Unless the context expressly otherwise requires, all references herein to the "Notes" includes any Additional Notes issued under the Indenture.

         (1) Interest. Interface, Inc., a Georgia corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10.375% per annum from the date hereof until maturity and shall pay the Special Interest to the extent payable pursuant to Section 2(d) of the

Registration Rights Agreement referred to below. The Company shall pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be August 1, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest (including any Special Interest) at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of same day funds shall be required with respect to principal, interest, premium, if any, and interest (including any Special Interest) on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         (3) Paying Agent and Registrar. Initially, First Union National Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         (4) Indenture. The Company issued the Notes under an Indenture dated as of January 17, 2002 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This
Note is an obligation of the Company and is one of a duly authorized issue of securities of the Company in aggregate principal amount of

$175 million on the initial Issue Date. The Indenture pursuant to which this
Note is issued provides that Additional Notes may be issued thereunder, subject to compliance with the terms of the Indenture.

         (5)      Optional Redemption.

                  (a) At any time prior to February 1, 2005, the Company may on any one or more occasions redeem up to 35% of the sum of (i) the aggregate principal amount of Notes issued on the Issue Date (including, without duplication, any Exchange Notes), and (ii) each initial aggregate principal amount of any Additional Notes issued prior to such date (including, without limitation, any Exchange Notes) at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

                           (i) at least 65% of the sum of (x) the aggregate principal amount of Notes issued on the Issue Date (including, without limitation, any Exchange Notes), and (y) each initial aggregate principal amount of any Additional Notes issued on the applicable issue date for such Additional Notes (including, without limitation, any Exchange Notes with respect to such Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Subsidiaries); and

                           (ii) the redemption must occur within 180 days of the date of the closing of such Public Equity Offering.

                  (b) The Notes also will be redeemable, in whole or in part, at the option of the Company at any time or from time to time upon not less than 30 days' nor more than 60 days' notice, at a Redemption Price equal to the greater of:

                           (i) 100% of the principal amount of the Notes to be
                  redeemed; or

                           (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below) plus 50 basis points plus, in the case of each of clause (i) or (ii) immediately above, accrued interest (including any Special Interest) to the Redemption Date. The following definitions apply for purposes of this provision:

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the fixed rate United States Treasury security selected by an Independent Investment Banker as having a maturity most comparable to the remaining term of the Notes (and which are not callable prior to maturity) to be redeemed that would be utilized, as of the time of selection and in accordance with customary financial practices, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities", or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of all the Reference Treasury Dealer Quotations.

         "Reference Treasury Dealer" means each of Salomon Smith Barney Inc. and First Union Securities, Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding such Redemption Date.

         "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that if such Redemption Date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

                  (c) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company's option prior to maturity.

         (6)      Repurchase at Option of Holder.

                  (a) If a Change of Control occurs, the Company is obligated to offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of a Holder's

         Notes and Additional Notes, if any, pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes and Additional Notes, if any, repurchased, plus accrued and unpaid interest (including Special Interest), if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes and Additional Notes, if any, on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

                  (b) When the Company or a Subsidiary consummates Asset Sales and the aggregate amount of Excess Proceeds with respect thereto exceeds $15.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and Additional Notes, if any, and all holders of other Indebtedness that is pari passu with the Notes, which contain provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets ("Tenderable Indebtedness"), to purchase the maximum principal amount of Notes and Additional Notes, if any, and such other Tenderable Indebtedness, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest (including Special Interest), if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Tenderable Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Additional Notes, if any, and such other Tenderable Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and Additional Notes and such other Tenderable Indebtedness tendered.

         (7) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         (8) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         (9) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Company or of such Guarantor, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Subsidiary to guarantee the Notes.

         (10)     Special Interest, Defaults and Remedies.

                  (a) Events of Default include: (1) default in the payment of the principal of or premium, if any, on any of the Notes when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or (2) default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or (3) failure to perform or observe any other term, covenant or agreement contained in the Notes, the Indenture or any Guarantee (other than a default specified in clause (1) or (2) above) and such default continues for a period of 60 days after written notice of such default shall have been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or (4) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary of the Company then has outstanding Indebtedness in excess of $20,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or
         (5) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or (6) either (a) the collateral agent under the Credit Agreement, or (b) any holder of at least $20,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Significant Subsidiaries shall commence judicial proceedings to foreclose upon assets of the Company or any of its Significant Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $20,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or (7) any Guarantee issued by a Guarantor which is a Significant Subsidiary of the Company ceases to be in full force and effect or is declared null and void, or any such Guarantor denies that it has any further liability under any such Guarantee or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture) and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring such Guarantor and the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary of the Company shall have occurred.

                  (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause 10(a)3 above, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause 10(a)3 above have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (1) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (2) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. Except as provided in the following sentence, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the principal, premium, if any, and accrued interest (including Special Interest), if any, of the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any of its Subsidiaries, all outstanding Notes shall become due and payable without further action or notice.

                  (c) Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium of, interest (including Special Interest), if any, or interest on, the Notes

         (including in connection with an offer to purchase) or in respect of a covenant or provision under the Indenture which cannot be modified or amended without the consent of the Holder of each Note outstanding (provided, however, that the holders of a majority in aggregate principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

         (11) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         (12) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

         (13) Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         (14) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         (15) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Series A Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of January 17, 2002, among the Company, the Guarantors named therein and the other parties named on the signature pages thereof or, in the case of any series of Additional Notes, Holders of an applicable series of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of such series of Additional Notes (collectively, the "Registration Rights Agreement").

         (16) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                                        Interface, Inc.
                                        2859 Paces Ferry Road
                                        Suite 2000
                                        Atlanta, GA 30339
                                        Attention: Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
          (Insert assignee's social security number or tax I.D. number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     ----------------------

                                        Your Signature:
                                                       -------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)

SIGNATURE GUARANTEE.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box below:

                     [ ] Section 4.11      [ ] Section 4.12

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount you elect to have purchased: $________


Date:                                   Your Signature:
     -----------------                                 -------------------------
                                        (Sign exactly as your name appears on
                                        the Tax Identification No:______________

SIGNATURE GUARANTEE.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339

First Union National Bank
1100 First Union Plaza
999 Peachtree Street N.E.
Atlanta, Georgia 30309
Attn: Corporate Trust Department

                  Re: 10.375% Senior Notes due 2010

         Reference is hereby made to the Indenture, dated as of January 17, 2002 (the "Indenture"), between Interface, Inc., as issuer (the "Company"), and certain Subsidiaries of the Company as Guarantors, First Union National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ______________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

         [CHECK ALL THAT APPLY]

         [ ]   (1.)        CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         [ ]   (2.)        CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         [ ]   (3.)        CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         [ ]   (a)         CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The
Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         [ ]   (b)         CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i)
The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         [ ]   (c)         CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i)
The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        [Insert Name of Transferor]



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated:
      -------------, --------

                       ANNEX A TO CERTIFICATE OF TRANSFER

         The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a)      a beneficial interest in the:

                  [ ]      144A Global Note (CUSIP _________), or

                  [ ]      Regulation S Global Note (CUSIP _________); or

                  (b)

                  [ ]      a Restricted Definitive Note.


After the Transfer the Transferee will hold:  [CHECK ONE]

                  a beneficial interest in the:

                  [ ]      144A Global Note (CUSIP ________), or

                  [ ]      Regulation S Global Note (CUSIP ________), or

                  [ ]      Unrestricted Global Note (CUSIP ________); or

                  [ ]      a Restricted Definitive Note; or

                  [ ]      an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339

First Union National Bank
1100 First Union Plaza
999 Peachtree Street N.E.
Atlanta, Georgia 30309
Attn: Corporate Trust Department

                  Re: 10.375% Senior Notes due 2010

                              (CUSIP______________)

         Reference is hereby made to the Indenture, dated as of January 17, 2002 (the "Indenture"), between Interface, Inc., as issuer (the "Company"), certain Subsidiaries of the Company as Guarantors, and First Union National Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         (1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  [ ]     (a)     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
         IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  [ ]     (b)     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
         IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive
         Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  [ ]     (c)     CHECK IF EXCHANGE IS FROM RESTRICTED
         DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  [ ]     (d)     CHECK IF EXCHANGE IS FROM RESTRICTED
         DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  [ ]     (a)     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
         IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  [ ]     (b)     CHECK IF EXCHANGE IS FROM RESTRICTED
         DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]_____ 144A Global Note, ______ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                        ----------------------------------------
                                          [Insert Name of Owner]



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
      --------------, ----

                                                                       EXHIBIT D

                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 17, 2002 (the "Indenture") among Interface, Inc., the Guarantors listed on the signature pages thereto and First Union National Bank, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, interest and Special Interest, if any, on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, if any, and, to the extent permitted by law, interest (including Special Interest), if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all other provisions of the Indenture to which this Guarantee relates.

         This Guarantee is subject to release upon the terms set forth in the Indenture.


                                        [Name of Guarantor]



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

                  Supplemental Indenture (this "Supplemental Indenture"), dated as of _____________, among Subsidiary or Subsidiaries (each a "Guaranteeing Subsidiary"), of Interface, Inc. (or its permitted successor), a Georgia corporation (the "Company"), the Company, the Guarantors (as defined in the Indenture referred to herein) and First Union National Bank, as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

                  WHEREAS, the Company and the Guarantors party thereto heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 17, 2002 providing for the issuance of 10.375% Senior Notes due 2010 (the "Notes");

                  WHEREAS, the Indenture provides that under certain circumstances a Material U.S. Subsidiary shall, and other Subsidiaries may, execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.        Capitalized Terms.

                  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.        Agreement to Guarantee.

                  Each Guaranteeing Subsidiary signatory hereto hereby agrees as follows:

                  (a) Along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of, premium, if any, and interest (including any Special Interest), on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) None of the Guaranteeing Subsidiaries signatory hereto shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, including each Guarantor Subsidiary signatory hereto, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guaranteeing Subsidiary for the purpose of this Guarantee.

                  (h) Each Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor (including any other Guaranteeing Subsidiary) so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from the Company and any of the other Guarantors, the rights of each Guaranteeing Subsidiary signatory hereto to receive contribution from or payments made by or on behalf of any other Guarantor (including any other Guaranteeing Subsidiary) in respect of the obligations of such other Guarantor under Article 10 of the Indenture shall result in the obligations of each Guaranteeing Subsidiary under its Guarantee not constituting a fraudulent transfer or conveyance.

         3.       Execution and Delivery.

         Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         4.       Guarantors May Consolidate, Etc. on Certain Terms.

         (a) No Guarantor may merge or consolidate with or into (whether or not such Guarantor is the surviving Person), sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, as an entirety, to any Person or Persons, other than the Company or another Guarantor, unless:

                  (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (2)      either:

                           (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee, or

                           (B)      the Guarantor is released pursuant to
         Section 11.07 and such sale or other disposition complies with Section
         4.12 of the Indenture, including the application of the Excess Proceeds therefrom.

         (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Article 4 and Article 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5.       Release of a Guarantor.

         (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to, with or into, as the case may be, the Company or an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under Article 11 of the Indenture without any further action required on the part of the Trustee or any Holder; provided, however, that each such Guarantor is sold or disposed of in a transaction which does not violate Section 4.12 and Section 11.06 of the Indenture;

         (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with Section 11.06 of the Indenture. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Guarantee as provided in Article 11 of the Indenture.

         The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under Article 11 of the Indenture.

         6.       No Recourse Against Others.

         No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         7.       Governing Law.

         NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8.       Counterparts.

         The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9.       Effect of Headings.

         The Section headings herein are for convenience only and shall not affect the construction hereof.

         10.      The Trustee.

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guarantor signatory thereto and the Company.